\
                                                                     EXHIBIT 2.4

                              --------------------

                              AMENDED AND RESTATED

                            SHARE PURCHASE AGREEMENT

                              --------------------

                                      Among

                           3087769 NOVA SCOTIA COMPANY

                                       and

                              COMPUWARE CORPORATION

                                       and

                             CHANGEPOINT CORPORATION

                                       and

                               EACH OF THE SELLERS

                           Dated as of April 27, 2004

                                TABLE OF CONTENTS

                                                                                     Page
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. CERTAIN DEFINED TERMS.............................................       1
SECTION 1.02. DEFINITIONS.......................................................       7
SECTION 1.03. SCHEDULES.........................................................       9
SECTION 1.04. KNOWLEDGE.........................................................      10

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. PURCHASE AND SALE OF THE SHARES...................................      10
SECTION 2.02. PURCHASE PRICE....................................................      10
SECTION 2.03. CLOSING...........................................................      10
SECTION 2.04. CLOSING DELIVERIES BY EACH OF THE SELLERS.........................      10
SECTION 2.05. CLOSING DELIVERIES BY PARENT AND THE PURCHASER....................      11
SECTION 2.06. ESCROW............................................................      11
SECTION 2.07. TRANSFER AND DISBURSEMENT AGENT...................................      11
SECTION 2.08. COMPANY OPTIONS...................................................      12
SECTION 2.09. ARTEMIS ADJUSTMENT................................................      12

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

SECTION 3.01. ORGANIZATION AND AUTHORITY........................................      13
SECTION 3.02. NO CONFLICT.......................................................      13
SECTION 3.03. OWNERSHIP AND POSSESSION OF SHARES................................      14
SECTION 3.04. GOOD TITLE CONVEYED...............................................      14
SECTION 3.05. COMPANY SHAREHOLDERS AGREEMENT....................................      14
SECTION 3.06. LITIGATION........................................................      14
SECTION 3.07. COMPLIANCE WITH LAWS..............................................      14
SECTION 3.08. BROKERS...........................................................      15
SECTION 3.09. FULL DISCLOSURE...................................................      15

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 4.01. ORGANIZATION AND QUALIFICATION....................................      15
SECTION 4.02. SUBSIDIARIES......................................................      15
SECTION 4.03. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.............      16
SECTION 4.04. CAPITALIZATION....................................................      17
SECTION 4.05. FINANCIAL STATEMENTS..............................................      18
SECTION 4.06. ABSENCE OF CERTAIN CHANGES OR EVENTS..............................      18
SECTION 4.07. ASSETS; PROPERTIES................................................      20
SECTION 4.08. PERMITS; COMPLIANCE...............................................      21
SECTION 4.09. CONTRACTS AND COMMITMENTS.........................................      21
SECTION 4.10. INTELLECTUAL PROPERTY.............................................      23
SECTION 4.11. ABSENCE OF LITIGATION.............................................      25
SECTION 4.12. CUSTOMERS.........................................................      25
SECTION 4.13. EMPLOYEE BENEFIT PLANS............................................      25
SECTION 4.14. LABOUR............................................................      28
SECTION 4.15. INSURANCE.........................................................      30
SECTION 4.16. TAXES.............................................................      30
SECTION 4.17. ENVIRONMENTAL MATTERS.............................................      32
SECTION 4.18. RELATED PARTY TRANSACTIONS........................................      32
SECTION 4.19. RECEIVABLES.......................................................      33
SECTION 4.20. PRODUCT LIABILITY.................................................      33
SECTION 4.21. BROKERS...........................................................      33

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

SECTION 5.01. ORGANIZATION AND AUTHORITY........................................      33
SECTION 5.02. NO CONFLICT.......................................................      34
SECTION 5.03. GOVERNMENTAL CONSENTS AND APPROVALS...............................      34
SECTION 5.04. INVESTMENT PURPOSE................................................      34
SECTION 5.05. FINANCING.........................................................      34
SECTION 5.06. LITIGATION........................................................      34
SECTION 5.07. BROKERS...........................................................      35

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING..........................      35
SECTION 6.02. ACCESS TO INFORMATION.............................................      37
SECTION 6.03. CONFIDENTIALITY...................................................      37
SECTION 6.04. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.........      38
SECTION 6.05. NOTICE OF DEVELOPMENTS............................................      39
SECTION 6.06. NO SOLICITATION OR NEGOTIATION....................................      39
SECTION 6.07. VOTING............................................................      40
SECTION 6.08. NO DISPOSITION OR ENCUMBRANCE OF THE SHARES BY THE SELLERS........      40

SECTION 6.09. COMPANY BOARD REPRESENTATION......................................      40
SECTION 6.10. ADDITIONAL PARTIES................................................      41
SECTION 6.11. OBLIGATIONS OF THE PURCHASER......................................      41
SECTION 6.12. SECURITIES OF THE PARENT..........................................      41
SECTION 6.13. NON-COMPETITION...................................................      41
SECTION 6.14. SECTION 116 CERTIFICATES..........................................      41
SECTION 6.15. CONVERSION OF CLASS A SHARES......................................      42
SECTION 6.16. PRE-CLOSING TRANSACTION...........................................      43
SECTION 6.17. FURTHER ACTION....................................................      43
SECTION 6.18. DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE..............      43
SECTION 6.19. DISCLOSURE SCHEDULES..............................................      44

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH OF THE SELLERS..................      44
SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND THE PURCHASER.............      44

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. SURVIVAL..........................................................      46
SECTION 8.02. INDEMNIFICATION BY THE SELLERS....................................      46
SECTION 8.03. INDEMNIFICATION PROCEDURES........................................      48
SECTION 8.04. DISTRIBUTIONS FROM THE INDEMNITY ESCROW FUND......................      49

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. TERMINATION.......................................................      49
SECTION 9.02. EFFECT OF TERMINATION.............................................      50
SECTION 9.03. AMENDMENT.........................................................      50
SECTION 9.04. WAIVER............................................................      50

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. EXPENSES.........................................................      50
SECTION 10.02. NOTICES..........................................................      50
SECTION 10.03. PUBLIC ANNOUNCEMENTS.............................................      52
SECTION 10.04. SEVERABILITY.....................................................      52
SECTION 10.05. ENTIRE AGREEMENT.................................................      52
SECTION 10.06. ASSIGNMENT.......................................................      52
SECTION 10.07. NO THIRD PARTY BENEFICIARIES.....................................      53

SECTION 10.08. GOVERNING LAW....................................................      53
SECTION 10.09. WAIVER OF JURY TRIAL.............................................      53
SECTION 10.10. SELLERS' REPRESENTATIVE..........................................      53
SECTION 10.11. HEADINGS.........................................................      54
SECTION 10.12. COUNTERPARTS.....................................................      54

SCHEDULES

Schedule A - Name of Sellers *
Schedule B - Issued Capital *
Schedule 2.02 - Allocation of the Aggregate Purchase Price *
Schedule 2.06 - Form of Escrow Agreement *
Schedule 2.08 - Form of Non-Competition Agreement *
Disclosure Schedule *

* - The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                            SHARE PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 27, 2004

AMONG 3087769 NOVA SCOTIA COMPANY, an unlimited liability corporation incorporated under the laws of Nova Scotia (the "PURCHASER")

AND COMPUWARE CORPORATION, a corporation incorporated under the laws of Michigan (the "PARENT")

AND CHANGEPOINT CORPORATION, a corporation incorporated under the laws of Ontario (the "COMPANY")

AND               EACH OF THE SELLERS (as defined herein).

WHEREAS, each Seller is (a) the record holder and beneficial owner of the number of (i) Common Shares without nominal or par value (each, a "COMMON SHARE") of the Company, (ii) Class A Preferred Shares without nominal or par value (each, a "CLASS A SHARE"), and (iii) Class B Preferred Shares without nominal or par value (each, a "CLASS B SHARE" and, together with the Class A Shares and Common Shares the "SHARES") of the Company, all as set forth next to such Seller's name on SCHEDULE A, to this Agreement; and

WHEREAS, the Sellers wish to sell, or cause to be sold, to the Purchaser, and the Purchaser wishes to purchase from the Sellers, all the equity interests in the Company upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, each of the Sellers, the Company, the Parent and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. CERTAIN DEFINED TERMS. For purposes of this Agreement:

"ACTION" means any inquiry, investigation, claim, proceeding, action, suit or arbitration by or before any Governmental Authority.

"ACQUISITION EXPENSES" means, collectively, the fees and expenses of the Company or any Company Subsidiary incurred in connection with the structuring, negotiation, preparation, execution and performance of this Agreement and the Escrow Agreement, including but not limited to the premium with respect to the directors and officers insurance rider referenced in Section 6.18.

"AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"AGGREGATE PURCHASE PRICE" means US$100,000,000 in cash less the Acquisition Expenses.

"ARTEMIS ESCROW AMOUNT" means the amount referenced in SCHEDULE 1.01.

"ARTEMIS ESCROW FUND" means the Artemis Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement.

"ARTEMIS SETTLEMENT" means the acquisition for cash consideration by the Parent or any of its Affiliates of the interests in Changepoint France Sarl not currently owned by the Company, free and clear of any encumbrances.

"ARTEMIS SETTLEMENT AMOUNT" means the amount equal to the sum of (i) the cash consideration payable to Artemis to effect the Artemis Settlement, and (ii) any other reasonable costs and expenses incurred (including external legal counsel or consultants fees and expenses) suffered or incurred by the Parent or any of its Affiliates in relation to or arising out of, or with respect to, the Artemis Settlement.

"ARTEMIS SETTLEMENT DATE" means the date upon which the Artemis Settlement occurs.

"BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Nova Scotia, Ontario or Michigan.

"CANADIAN GAAP" means Canada generally accepted accounting principles and practices in effect as of the date of the applicable financial statements, applied consistently throughout the periods involved.

"CRA" means the Canada Revenue Agency.

"CLAIMS" means any and all judicial, quasi-judicial, administrative or quasi-administrative investigations, notices of noncompliance or violation, demand letters, claims, proceedings, actions, suits, petitions, appeals, liens, consent orders or consent agreements.

"CLOSING CONSIDERATION" means the Aggregate Purchase Price less the Escrow
Amount.

"CODE" means the United States Internal Revenue Code of 1986, as amended through the date hereof.

"COMPANY ACCOUNTANTS" means KPMG LLP, Chartered Accountants.

"COMPANY MATERIAL ADVERSE EFFECT" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole, except for any event, circumstance, change or effect that arises on account of, or results from (a) any changes in economic or political conditions generally, (b) any loss of customers, suppliers or employees by the Company or the Company Subsidiaries that results from the public announcement of the transactions contemplated by this Agreement and (d) any action taken by Parent or any of its Affiliates.

"COMPANY SHAREHOLDERS AGREEMENT" means the Third Amended and Restated Unanimous Shareholders Agreement made as of May 26, 2000, among the Company and the Sellers or their respective predecessors.

"COMPANY SOFTWARE" means all Software (a) material to the operation of the Company or any Company Subsidiary or (b) manufactured, distributed, sold, licensed or marketed by the Company or any Company Subsidiary.

"COMPETITION ACT" means the Competition Act (Canada), as amended.

"CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

"DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to Parent and the Purchaser in connection with this Agreement.

"ENCUMBRANCE" means any third party right (including, without limitation, adverse claim, option, equity, right of pre-emption, power of sale), security interest, hypothec, pledge, mortgage, charge, lien, prior claim (including, without limitation, environmental and tax liens), ownership or title retention agreement, conditional sale agreement, lease, leasing, sale and leaseback, license, and any other agreement that in substance secures payment or performance of an obligation, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"ENVIRONMENTAL LAWS" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, guideline, directive or policy document, relating to the environment, health, safety, natural resources or Hazardous Materials.

"ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

"ESCROW AGENT" means the Royal Bank of Canada.

"ESCROW AMOUNT" means the sum of the Artemis Escrow Amount and the Indemnity Escrow Amount.

"ESCROW FUND" means the Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased as provided in the Escrow Agreement.

"ETA" means Part IX of the Excise Tax Act (Canada), as amended.

"FT ACT" means the Fair Trading Act 1973 of the United Kingdom, as amended.

"FT ACT APPROVAL" means an indication from the United Kingdom Office of Fair Trading, on terms and conditions reasonably satisfactory to the Purchaser, that it is not the intention of the Secretary of State for Trade and Industry to refer the transaction or any matter arising therefrom to the United Kingdom Competition Commission (in so far as the transaction is a merger qualifying for investigation by the Competition Commission under the FT Act).

"GOVERNMENTAL AUTHORITY" means any Canadian, United States, United Kingdom, France, Barbados or other federal, national, supranational, state, provincial, territorial, local, or similar government, governmental or administrative authority, agency or commission or any judicial, quasi-judicial, administrative or quasi-administrative tribunal or arbitral body.

"GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

"HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"INDEBTEDNESS" means, with respect to the Company, (a) all indebtedness of the Company and the Company Subsidiaries, contingent or otherwise, for borrowed money, (b) all obligations of the Company and the Company Subsidiaries evidenced by notes, bonds, debentures or other similar instruments, including accrued and unpaid interest, and (c) all obligations of the Company and the Company Subsidiaries as lessee under leases that have been or should be, in accordance with Canadian GAAP, recorded as capital leases.

"INDEMNITY ESCROW AMOUNT" means US$10,250,000.

"INDEMNITY ESCROW FUND" means the Indemnity Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement.

"INTELLECTUAL PROPERTY" means (a) patents, patent applications, and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, together with the goodwill associated therewith (c) mask works and copyrights, including copyrights in Software, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets, know-how and invention rights and (e) rights in designs.

"INVESTMENT CANADA ACT" means the Investment Canada Act (Canada), as amended.

"INVESTMENT CANADA ACT APPROVAL" means that the Minister shall have determined, or have been deemed to have determined, that the transactions contemplated by this Agreement are of net benefit to Canada on terms and conditions satisfactory to the Purchaser.

"IRS" means the United States Internal Revenue Service.

"ITA" means the Income Tax Act (Canada), as amended.

"LAW" means any Canadian, United States, European Union, United Kingdom or other federal, national, supranational, state, provincial, territorial, local or similar constitution, code, statute, law, ordinance, regulation, rule, order, requirement or rule of law (including, without limitation, common law).

"LEASED REAL PROPERTY" means the immovable and real property leased by the Company or any Company Subsidiary, in each case, as tenant, together with, to the extent leased by the Company or any Company Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of movable and personal property of the Company or any Company Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

"LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

"LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property licensed to the Company or any Company Subsidiary.

"LICENSES" means all (a) agreements governing licenses of Intellectual Property by the Company or any Company Subsidiary to third parties, (b) agreements governing licenses of Intellectual Property by third parties to the Company or any Company Subsidiary and (c) agreements between the Company and third parties relating to the development or use of Intellectual Property.

"MINISTER" means the Canadian Minister responsible for the Investment Canada
Act.

"OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Company or any Company Subsidiary.

"PARENT SECURITIES" means any shares of the Parent or any other securities that are convertible into, exchangeable for or which derive their value from shares of the Parent.

"PER SELLER CLOSING CONSIDERATION" shall mean that portion of the Closing Consideration payable to a Seller hereunder, less any amount withheld pursuant to SECTION 6.14, if applicable,

"PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced, or where such proceeding has been commenced, is being contested in good faith by the Company or any Company Subsidiary through proceedings provided for by applicable Law, and as to which neither the Company nor any Company Subsidiary is otherwise subject to any liability under applicable Law due to its existence, unless such liability is being contested in good faith by the Company or any Company Subsidiary through proceedings provided for by applicable Law: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of US$10,000 in the case of a single property or US$50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to immovable and real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes; (e) encumbrances incurred in the ordinary course of business consistent with past practices that do not in the aggregate affect assets with a value in excess of US$10,000; and (f) encumbrances against the property and assets of the Company or any Company Subsidiary described in
SECTION 1.01 of the DISCLOSURE SCHEDULE.

"PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended.

"PURCHASE PRICE BANK ACCOUNT" means the bank account(s) to be designated by the Sellers' Representative in a written notice to the Purchaser and the Transfer and Disbursement Agent.

"PURCHASER'S ACCOUNTANTS" means Deloitte & Touche LLP, independent accountants of Parent and its Affiliates.

"RECEIVABLES" means any and all accounts receivable arising from the conduct by the Company and the Company Subsidiaries of their business before the Closing Date, together with any unpaid financing charges accrued thereon.

"REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

"SEC" means the United States Securities and Exchange Commission.

"SELLER" means each Person listed on the signature pages hereof.

"SERIES" means a series of transactions or events, for purposes of paragraph 88(1)(c)(vi) of the ITA, that includes the acquisition of the Shares by the Purchaser.

"SELLERS' REPRESENTATIVE" means Greg Treger or such other Person appointed pursuant to SECTION 10.10.

"SOFTWARE" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

"TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, assessments, reassessments and other charges of any kind, whether direct or indirect (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, capital, immovable and real and movable and personal property, land transfer, use, share capital, wage, payroll, employment, employer health, social security, workers' compensation, unemployment compensation and retirement contributions, or net worth; corporation tax; taxes or other charges in the nature of customs or excise, withholding, ad valorem, stamp, transfer, turnover or value added, sales and use, goods and services, harmonized sales or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

"TAX AUTHORITY" means a Governmental Authority having jurisdiction with respect to Taxes.

"TAX RETURNS" means any and all returns, schedules, information statements, reports, and forms required to be filed with a Governmental Authority with respect to Taxes.

"TRANSFER AND DISBURSEMENT AGENT" means the Escrow Agent or such other third party, reasonably satisfactory to the Parties, acting as intermediary between, on one side, the Purchaser and the Parent and, on the other side, the Company and the Sellers, for the purpose of facilitating the completion of the Closing.

SECTION 1.02. DEFINITIONS The following terms have the meanings set forth in the Sections set forth below:

         Definition                                     Location
         ----------                                     --------
"ACQUISITION PROPOSAL"                                  6.06
"ADJUSTABLE AMOUNT"                                     2.08
"AGREEMENT"                                             Preamble
"AGGREGATE PER SELLER PURCHASE PRICE"                   2.04

         Definition                                     Location
         ----------                                     --------
"AUDITED FINANCIAL STATEMENTS"                          4.05(a)
"CANADIAN ENTITIES"                                     4.15(d)
"CANADIAN PENSION PLANS"                                4.13(b)
"CANADIAN PLANS"                                        4.13(a)
"CLASS A SHARE"                                         Recitals
"CLASS B SHARE"                                         Recitals
"COMMON SHARE"                                          Recitals
"CLOSING"                                               2.03
"CLOSING DATE"                                          2.03
"COMPANY"                                               Preamble
"COMPANY ARTICLES"                                      4.01
"COMPANY OPTIONS"                                       2.08
"COMPANY PERMITS"                                       4.08(a)
"COMPANY STOCK OPTION PLANS"                            2.08
"COMPANY SUBSIDIARY"                                    4.02
"COMPANY WARRANT"                                       Recitals
"CONFIDENTIALITY AGREEMENT"                             6.02
"CUSTOMERS"                                             4.12
"ERISA"                                                 4.13(a)
"EXCHANGE ACT"                                          4.20(a)
"FINANCIAL STATEMENTS"                                  4.05(a)
"INDEMNIFIED PARTY"                                     8.02(a)
"INDEMNIFYING PARTY"                                    8.02(a)
"INTERIM FINANCIAL STATEMENTS"                          4.05(a)
"LEASES"                                                4.07(b)
"LOSS"                                                  8.02(a)
"MATERIAL CONTRACTS"                                    4.09(a)
"NON-CANADIAN RESIDENT"                                 6.15(a)
"NON COMPETITION AGREEMENT"                             6.14
"PARENT"                                                Preamble
"PLANS"                                                 4.13(k)
"PRE-CLOSING TRANSACTION"                               6.17
"PROCEEDINGS"                                           4.13(d)
"PURCHASER"                                             Preamble
"REMITTANCE DATE"                                       6.15(b)
"RESIGNATION"                                           6.09
"RESTRICTIVE AGREEMENT"                                 4.09(a)(vii)
"SCHEDULE A"                                            Recitals
"SECTION 116 CERTIFICATE"                               6.16(a)
"SECURITIES ACT"                                        4.20(a)
"SHARES"                                                Recitals
"U.K. PLANS"                                            4.13(a)
"FRENCH PLANS"                                          4.13(a)
"U.S. PLANS                                             4.13(a)
"WARN"                                                  4.13A(f)

         Definition                                     Location
         ----------                                     --------
"WITHHELD AMOUNT"                                       6.15(b)

SECTION 1.03. SCHEDULES

            SCHEDULES: The following schedules are attached to this Agreement and are deemed to be a part of and incorporated in this Agreement:

      -     Schedule A - Name of Sellers

      -     Schedule B - Issued Capital

      -     Schedule 1.01 - Artemis Escrow Amount

      -     Schedule 2.02 - Allocation of the Aggregate Purchase Price

      -     Schedule 2.06 - Escrow Agreement

      -     Schedule 2.08 - Form of Non-Competition Agreement

      -     Disclosure Schedule

            -     Section 1.01 - Permitted Encumbrances

            -     Section 2.08 - Company Options

            -     Section 3.08 - Brokers

            -     Section 4.02 - Company Subsidiaries

            - Section 4.03(c) - Authority - Required Third Party or Governmental Authority Consents

            - Section 4.06 - Absence of Certain Changes or Events since July 31, 2003

            -     Section 4.07(b) - Leased Real Property

            -     Section 4.08(a) - Exceptions to Company Permits

            -     Sections 4.09(a) - Material Contracts

            -     Section 4.10(a) - Intellectual Property

            -     Section 4.10(c) - Exceptions to Ownership of Intellectual
                  Property

            -     Section 4.10(i) - Open Source Materials

            -     Section 4.12 - Largest Customers

            -     Section 4.13(a) - Employees Benefit Plans

            -     Section 4.13(a)(v) - Employees and Independent Contractors

            - Section 4.13(e) - Schedule of any separation, severance, termination or similar-type benefits payable to any person

            - Section 4.13(i) - Details of any Personal Pension Schemes as defined in section 630 of the U.K. Income and Corporation taxes Act 1988

            - Section 4.14(d) - Labour - Non-Compliance Occupational Health & Safety

            -     Section 4.15 - Insurance policies

            -     Section 4.16(a) - Tax Return Exceptions

            -     Section 4.16(a)(viii) - Taxation Years

            - Section 4.16(f) - Non-arms length transactions for consideration not at fair market value

            -     Section 4.16(i) - Elections under the ITA

            -     Section 4.16(j) - Non-resident Sellers

            -     Section 4.18 - Related Party Transactions

            -     Section 4.21 - Brokers and other Third Party Fees

            -     Section 6.13 - Persons to enter into Non-Competition
                  Agreements

            -     Section 8.02(e) - Parent Securities

SECTION 1.04. KNOWLEDGE"KNOWLEDGE" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if

      (a)   such individual is actually aware of such fact or other matter; or

      (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, senior employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. PURCHASE AND SALE OF THE SHARES Upon the terms and subject to the conditions of this Agreement, at the Closing, each of the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, all of such Seller's Shares, and the Purchaser shall purchase all of such Seller's Shares.

SECTION 2.02. PURCHASE PRICE The purchase price for the Shares shall be the Aggregate Purchase Price. The Aggregate Purchase Price shall be allocated among the Common Shares and Class B Shares, assuming the conversion of all of the Class A Shares in accordance with SECTION 6.15, as set out in SCHEDULE 2.02 (such allocation hereinafter referenced as the "AGGREGATE PER SELLER PURCHASE PRICE").

SECTION 2.03. CLOSING Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Ogilvy Renault at Suite 2100, Royal Trust Tower, TD Centre, Toronto, Ontario at 10:00 A.M. on the fifth Business Day following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in SECTIONS 7.01(B) and 7.02(C) or at such other place or at such other time or on such other date as the Company and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

SECTION 2.04. CLOSING DELIVERIES BY EACH OF THE SELLERS At the Closing, each of the Sellers shall deliver or cause to be delivered to the Purchaser:

            (a) stock certificates evidencing such Seller's Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank in form and substance reasonably satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

            (b) a receipt for an amount equal to the Per Seller Closing Consideration;

            (c) if applicable, the Resignations contemplated by SECTION 6.09;
      and

            (d) the certificates and other documents required to be delivered pursuant to SECTION 6.14 and SECTION 7.02.

In addition, the Sellers' Representative shall provide to the Purchaser an estimate of the Acquisition Expenses ("ACQUISITION EXPENSES ESTIMATE").

SECTION 2.05. CLOSING DELIVERIES BY PARENT AND THE PURCHASER(a) At the Closing, the Purchaser shall deliver to each of the Sellers:

            (i) Per Seller Closing Consideration by wire transfer in immediately available funds to the Purchase Price Bank Account for the benefit of such Seller;

            (ii) a receipt for such Seller's Shares; and

            (iii) the certificates and other documents required to be delivered pursuant to SECTION 7.01.

(b) At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the accounts designated therefor in the Escrow Agreement.

(b) At the Closing, the Purchaser shall deliver to the Transfer and Disbursement Agent a sum equivalent to the Acquisition Expenses Estimate and directions to disburse such funds at the direction of the Sellers' Representative. .

SECTION 2.06. ESCROW Prior to the Closing, each of the Sellers and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of SCHEDULE 2.06 (the "ESCROW AGREEMENT"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Artemis Escrow Amount and the Indemnity Escrow Amount to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

SECTION 2.07. TRANSFER AND DISBURSEMENT AGENT(a) All deliveries to be made by each of the Sellers pursuant to SECTION 2.04 shall be made, on their behalf by, and all deliveries to be made to the Sellers pursuant to SECTION 2.05 shall be made, for their benefit to, the Transfer and Disbursement Agent.

(b) The Parent and the Purchaser shall be responsible for payment of the agency fees of the Transfer and Disbursement Agent associated with the disbursement of the Aggregate Purchase Price to the Sellers.

(c) The Sellers shall be obligated for payment of all Acquisition Expenses. The Sellers' Representative shall provide the Transfer and Disbursement Agent with instructions for disbursement.

SECTION 2.08. COMPANY OPTIONS Prior to Closing, the Company shall cause each stock option, right or warrant convertible into or exercisable to purchase Shares (collectively, the "COMPANY OPTIONS"), whether or not exercisable and whether or not vested, granted under the Company's stock option plans or any stock option agreement or employment agreement (the "COMPANY STOCK OPTION PLANS") to be exercised pursuant to the terms thereof, unless otherwise terminated. To the extent the Company pays an amount in respect of the termination of the Company Options of an employee of a Company Subsidiary, such Company Subsidiary shall reimburse the Company for such amount, and until paid such liability to reimburse shall be reflected in the books and records of the Company. All holders of Company Options whose options are terminated shall execute appropriate releases of any claims they may have with respect to such Company Options. Such releases shall be binding on such holders and shall inure to the benefit of the Purchaser and the Parent. Any amounts payable with respect to such terminated Company Options shall be reduced for applicable tax withholding and the Company shall properly and timely pay to the proper Taxing Authority any amounts so withheld. All holders of Company Options and the amounts paid to such holders to cancel and terminate their options shall be set out in SECTION 2.08 of the DISCLOSURE SCHEDULE.

SECTION 2.09. ARTEMIS ADJUSTMENT(a) Following Closing, the Parent shall cause Gerry Smith, on behalf of the Parent, to lead the negotiations with respect to the Artemis Settlement; provided, however, that in the event Gerry Smith shall be unable or unwilling to lead such negotiations following the Closing, the Sellers' Representative and the Parent shall, in good faith, appoint a replacement to lead the negotiations with respect to the Artemis Settlement.

(b) The Parent shall provide the Sellers' Representative with written notice of the Artemis Settlement Amount no later than 15 Business Days following the Artemis Settlement Date. If the Artemis Escrow Fund is greater than the Artemis Settlement Amount, then, in accordance with the terms of the Escrow Agreement, the difference between the Artemis Escrow Fund and the Artemis Settlement Amount shall be paid to the Sellers by the Escrow Agent from the Artemis Escrow Fund and the Artemis Settlement Amount shall be paid to the Purchaser by the Escrow Agent from the Artemis Escrow Fund. In the event that the Artemis Settlement Amount is greater than the Artemis Escrow Fund, then, in accordance with the terms of the Escrow Agreement, (i) the difference between the Artemis Settlement Amount and the Artemis Escrow Fund shall be paid to the Purchaser by the Escrow Agent from the Indemnity Escrow Fund, and (ii) the Artemis Escrow Fund shall be paid to the Purchaser by the Escrow Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

As an inducement to Parent and the Purchaser to enter into this Agreement, each of the Sellers, severally and not jointly, hereby represents and warrants to the Parent and the Purchaser as follows:

SECTION 3.01. ORGANIZATION AND AUTHORITY(a) Such Seller, if he or she is a natural person, has full legal capacity to execute and deliver this Agreement and the Escrow Agreement, and to perform his, her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Escrow Agreement shall be, duly and validly executed and delivered by such Seller, and (assuming the due authorization, execution and delivery by Parent and the Purchaser) this Agreement constitutes, and the Escrow Agreement shall constitute, a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms. The failure of the spouse, if any, of such Seller to be a party or signatory to this Agreement or the Escrow Agreement shall not (i) prevent such Seller from performing his or her obligations and from consummating the transactions contemplated hereunder or thereunder or (ii) prevent this Agreement or the Escrow Agreement from constituting the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

(b) Such Seller, if it is a corporation or other legal entity, is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate or other power and authority to execute and deliver this Agreement and the Escrow Agreement, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by such Seller, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action on the part of such Seller, and no other corporate or other proceeding on the part of such Seller is necessary to authorize this Agreement or the Escrow Agreement or the performance by such Seller of its obligations hereunder or thereunder, or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Escrow Agreement shall be, duly and validly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by Parent and the Purchaser) this Agreement constitutes, and the Escrow Agreement shall constitute, a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

SECTION 3.02. NO CONFLICT The execution, delivery and performance of this Agreement and the Escrow Agreement by such Seller do not, and shall not:

(a) if it is a corporation or other legal entity, conflict with or violate the organizational documents of such Seller;

(b) assuming that all filings and notifications described in SECTION 4.03(C) have been made, conflict with or violate any Law or Governmental Order applicable to such Seller; or

(c) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Shares owned by such Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Escrow Agreement.

SECTION 3.03. OWNERSHIP AND POSSESSION OF SHARES Such Seller (a) is the sole record holder and beneficial owner of, and has good, valid and marketable title to, all the Common Shares, Class A Shares and Class B Shares set forth next to such Seller's name on SCHEDULE A and (b) holds the number of Company Options set forth next to such Seller's name on SCHEDULE A. Such Seller's Shares and Company Options are all the equity securities of the Company held or owned, either of record or beneficially, by such Seller, and (other than such Seller's Company Options held by such Seller, if any) such Seller does not have any option or other right to acquire any other securities of the Company. Immediately prior to the Closing, such Seller's Shares and, if applicable, such Seller's Company Options, shall be the only equity securities of the Company held or owned, either of record or beneficially, by such Seller, and such Seller shall not have any option or other right to acquire any other securities of the Company. The certificates representing such Common Shares, Class A Shares and Class B Shares (including any Shares issued upon exercise of any Company Options) are now and at all times during the term hereof shall be held by such Seller or by a nominee or custodian for the sole and exclusive benefit of such Seller, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement or the Company Shareholder Agreement. Except as provided in the Company Shareholder Agreement, such Seller has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such Seller's Shares.

SECTION 3.04. GOOD TITLE CONVEYED The share certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by such Seller to the Purchaser at the Closing shall be valid and binding obligations of such Seller, enforceable in accordance with their respective terms.

SECTION 3.05. COMPANY SHAREHOLDERS AGREEMENT The Company Shareholder Agreement is valid and binding on such Seller and is in full force and effect against such Seller. Such Seller is not in breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a breach of or default under) the Company Shareholder Agreement.

SECTION 3.06. LITIGATION As at the date hereof, there are no Actions by or against such Seller or affecting any of such Seller's Shares or Company Options pending before any Governmental Authority (or, to the knowledge of such Seller, threatened to be brought by or before any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 3.07. COMPLIANCE WITH LAWS Except as would not adversely affect the ability of such Seller to carry out its, his or her obligations under, and to consummate the transactions contemplated by, this Agreement and the Escrow Agreement, such Seller has not been and is not in conflict with, or in default or violation of any Law or Governmental Order applicable to such Seller or affecting such Seller's Shares or Company Options.

SECTION 3.08. BROKERS Except as set out in SECTION 3.08 of the DISCLOSURE SCHEDULE, no broker, finder, investment banker or any other third party is entitled to any brokerage, finder's, consulting or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller, and no Person has, or as a result of any of the transactions contemplated hereby shall have, as a result of any commitment of such Seller towards such Person, any right, interest or claim against or upon the Purchaser, the Parent, the Company or any of their respective properties or the Shares for any commission, fee or other compensation as broker, finder, investment banker or for services in any similar capacity.

SECTION 3.09. FULL DISCLOSURE Such seller has made or caused to be made due enquiry with respect to each of the representations and warranties of such Seller contained in this Agreement or in any other agreement between the Parties or certificates delivered pursuant to this Agreement, and none of the same intentionally contains any untrue statement of a material fact or intentionally omits to state a material fact necessary to make any of the representations or warranties of such Seller contained herein or therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            As an inducement to Parent and the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Parent and the Purchaser as follows:

SECTION 4.01. ORGANIZATION AND QUALIFICATION The Company is a corporate body duly incorporated, validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary or desirable, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect. The Company has delivered to Parent prior to the date of this Agreement a complete and correct copy of the Articles of Amalgamation of the Company, as amended (the "COMPANY ARTICLES"). The Company Articles have not been further modified or amended and are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles.

SECTION 4.02. SUBSIDIARIES SECTION 4.02 of the DISCLOSURE SCHEDULE lists each subsidiary of the Company and its place of organization or incorporation (each, a "COMPANY SUBSIDIARY") and the current ownership of such shares or similar ownership interests. Except for the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, or holds the right to acquire, any share of capital, partnership interest, joint venture interest or other equity interest in any other Person. Each Company Subsidiary is a corporation, limited liability company or society of restricted liability duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite organizational power and authority and all necessary approvals of Governmental Authorities to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed as a foreign corporation or limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect. The Company has delivered to Parent prior to the date of this Agreement, a complete, correct and up-to-date copy of the Articles of Incorporation (or equivalent documents), as amended, of each Company Subsidiary. Each Company Subsidiary's Articles of Incorporation (or equivalent documents) have not been further modified or amended and are in full force and effect. The Company Subsidiaries are not in violation of any of the provisions of their respective Articles of Incorporation (or equivalent documents).

SECTION 4.03. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligation hereunder, and the consummation by the Company of the transactions contemplated hereunder, have been duly and validly authorized by all necessary action on the part of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the performance by the Company of its obligation hereunder or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company has adopted a resolution approving the transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by the Company do not, and shall not, (i) conflict with or violate any provision of the Company Articles or any equivalent organizational documents of any Company Subsidiary,
(ii) assuming that all filings and notifications described in SECTION 4.03(c) have been made, conflict with or violate any Law or Governmental Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) conflict with, or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in any payment becoming payable by the Company or any Company Subsidiary to any third party, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any material property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) of this
SECTION 4.03(b), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in SECTION 4.03(c) of the DISCLOSURE SCHEDULE, the execution and delivery of this Agreement and the Escrow Agreement by the Sellers and execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the Escrow Agreement by the Sellers and performance of this Agreement by the Company shall not, require or make desirable any material consent, approval, authorization or other order of, action by, filing with, or notification to, any third party or Governmental Authority, except for Investment Canada Act Approval, provided that the Company makes no representation or warranty with respect to the pre-merger notification requirements of the Competition Act (Canada), HSR Act and FT Act Approval.

SECTION 4.04. CAPITALIZATION The authorized capital of the Company consists of
(a) an unlimited number of Common Shares, (b) 5,983,962 Class A Shares and (c) 2,873,696 Class B Shares. As of the date hereof, (i) 10,423,684 Common Shares, 5,983,962 Class A Shares and 2,873,696 Class B Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and
(ii) 4,824,081 Shares are reserved for future issuance pursuant to the Company Options. SCHEDULE B to this Agreement sets forth a complete and correct list of all holders of Common Shares, Class A Shares, Class B Shares or Company Options and the number of Shares or Company Options held by such Person. No Common Share, Class A Share or Class B Share is held in the treasury of the Company or by the Company Subsidiaries. Except for the Common Shares, Class A Shares, Class B Shares and Company Options, there are no other shares of capital or securities convertible into or exercisable or exchangeable for shares of capital of the Company issued and outstanding. Except for the Company Shareholder Agreement and the Company Options granted pursuant to the Company Stock Option Plans, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character (whether exercisable now or in the future and whether contingent or not) relating to the issued or unissued shares of capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital, options, warrants or convertible securities of, or other equity interests in, the Company or any Company Subsidiary. All Common Shares, Class A Shares or Class B Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Other than the Company Articles and the Company Shareholder Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital of the Company or any Company Subsidiary. Except for Changepoint France Sarl, all the outstanding capital of each Company Subsidiary is legally and beneficially owned directly or indirectly by the Company and each outstanding share of capital of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by the Company or another Company Subsidiary is free and clear of all Encumbrances on the Company's or such other Company Subsidiary's voting rights and other Encumbrances of any nature whatsoever (other than Permitted Encumbrances) and there is no agreement to give or create any such interest. The share register of the Company accurately records: (i) the name and address of each Person owning Common Shares, Class A Shares, Class B Shares, Company Warrants or Company Options and (ii) the certificate number of each certificate evidencing shares of capital issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

SECTION 4.05. FINANCIAL STATEMENTS(a) True and complete copies of (i) the audited consolidated balance sheet of the Company for each of the fiscal years ended as of July 31, 2000, July 31, 2001, July 31, 2002, and July 31, 2003, and
the related audited consolidated statements of operations, shareholders' equity (deficiency) and cash flows of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company Accountants (collectively, the "AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2004 (the "INTERIM BALANCE SHEET"), and the related unaudited consolidated statements of operations and cash flows for the period or periods from August 1, 2003 through March 31, 2004 of the Company, together with all related notes and schedules thereto (collectively, the "INTERIM FINANCIAL STATEMENTS", and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS") have been delivered by the Company to Parent prior to the date of this Agreement. The Financial Statements
(i) were prepared in accordance with the books of account and other financial records of the Company and the Company Subsidiaries, (ii) present fairly in all material respects the consolidated financial condition and consolidated results of operations and cash flow of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not have a Company Material Adverse Effect) and (iii) have been prepared in accordance with Canadian GAAP applied on a basis consistent with the past practices of the Company and the Company Subsidiaries.

(b) There are no material Liabilities of the Company or any Company Subsidiary other than Liabilities (i) reflected or reserved against on the Interim Balance Sheet, or (ii) incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice and which did not and would not have a Company Material Adverse Effect.

(c) None of the Company or any Company Subsidiary has guaranteed the indebtedness of any Person that is not a Company Subsidiary.

SECTION 4.06. ABSENCE OF CERTAIN CHANGES OR EVENTS Since July 31, 2003, except as set out in SECTION 4.06 of the DISCLOSURE SCHEDULE, the business of the Company and the Company Subsidiaries has been conducted in the ordinary course and in a manner consistent with the practices applied during the periods specified in the Financial Statements, and since the July 1, 2003 neither the Company or any of the Company Subsidiaries has entered into any transaction other than in the ordinary course and in a manner consistent with the practices applied during the periods specified in the Financial Statements and there has been no adverse change in the condition (financial or otherwise), liabilities, retained earnings or operations of either of the Company or the Company Subsidiaries (including relationships with suppliers, customers and others). Without limiting the generality of the foregoing, except as set out in SECTION
4.06 of the DISCLOSURE SCHEDULE, other than in the ordinary course of business since July, 1, 2003,

            (i) neither the Company or the Company Subsidiaries has purchased or redeemed directly or indirectly any share of its share capital;

            (ii) neither the Company or the Company Subsidiaries has issued or sold or agreed to issue or sell any share of its share capital or any option, warrant, conversion or other right to acquire any such share or any securities convertible into or exchangeable for any such share, or amended its organizational documents other than the Company Options issued in accordance with the Company Stock Option Plans;

            (iii) neither the Company or the Company Subsidiaries has declared or paid any dividend or declared or made any other distribution on any of the shares of its shares capital;

            (iv) neither the Company or the Company Subsidiaries has incurred or discharged any obligation or liability (whether accrued, absolute or contingent) other than the obligations and liabilities reflected in the Financial Statements or incurred since July 1, 2003 in the ordinary course of and in a manner consistent with past practices;

            (v) neither the Company or the Company Subsidiaries has waived, cancelled or accelerated the collection of any of its accounts receivable or claims or rights;

            (vi) neither the Company or the Company Subsidiaries has postponed or delayed the payment of any of its accounts payable, debts, obligations or liabilities;

            (vii) neither the Company or the Company Subsidiaries has entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of and in a manner consistent with past practices;

            (viii) neither the Company or the Company Subsidiaries has acquired or sold, assigned, transferred, licensed, terminated, leased or disposed of the Owned Intellectual Property or the Company Software;

            (ix) neither the Company or the Company Subsidiaries has suffered or incurred any damage, destruction, loss or liability (whether or not covered by any insurance), any strike, lock-out or other labour trouble such as slow down or work stoppage, or any loss of any of its employees, customers, suppliers, sales agents, sales representatives, distributors or independent contractors that, either by itself or in the aggregate, has affected adversely or may affect adversely either of the Company or the Company Subsidiaries;

            (x) neither the Company or the Company Subsidiaries has suffered any material loss of, or material change with respect to, any contract or agreement, whether written or oral, material to the Business;

            (xi) neither the Company or the Company Subsidiaries has entered into any employment agreement or made, promised or agreed to make any change in the form or terms of compensatory remuneration payable or to become payable to any of its employees, directors, officers, shareholders, representatives, licensors, licensees, distributors, agents, suppliers or independent contractors or to any other Person nor made, promised or agreed to make any bonus or other incentive payment or arrangement with any of its employees, directors, officers, shareholders, representatives, licensors, licensees, distributors, agents, suppliers, customers or independent contractors or any other Person, other than the amendments to the Company Stock Option Plans authorized and approved by the board of directors of the Company by resolutions dated April 27, 2004;

            (xii) neither the Company or the Company Subsidiaries has made any change in its accounting policies, principles and practices as utilized in the preparation of the Audited Financial Statements;

            (xiii) neither the Company or the Company Subsidiaries has made any loan or advance, or assumed, guaranteed, endorsed or otherwise became liable with respect to the liabilities or obligations of any other Person;

            (xiv) neither the Company or the Company Subsidiaries has granted to any customer any special allowance or discount or changed its pricing, credit or payment policies;

            (xv) neither the Company or the Company Subsidiaries has incurred any indebtedness other than in the ordinary course of and in a manner consistent with past practices;

            (xvi) neither the Company or the Company Subsidiaries has modified or changed its business relationship with its material suppliers, customers or any other Person having business relations with it;

            (xvii) neither the Company or the Company Subsidiaries has made any payment to, or for the benefit of, any present or former employee, director, officer, share-holder, representative, licensor, licensee, distributor, agent, supplier, independent contractor or affiliate of either of the Company or the Company Subsidiaries or any other Person, otherwise than at the regular rates payable to them, by way of salary, pension, bonus or other remuneration consistent with the practices applied during the periods specified in the Financial Statements and provided that all distributions to shareholders are set out in SCHEDULE 2.02;

            (xix) neither the Company or the Company Subsidiaries has made any capital expenditure other than expenditures which in the aggregate do not exceed $100,000; or

            (xxii)) neither the Company or the Company Subsidiaries has authorized or agreed to any of the foregoing matters referred to in this
      Section 4.06.

SECTION 4.07. ASSETS; PROPERTIES(a) The Company or a Company Subsidiary has good, valid and marketable title to all of the movable and personal property shown on or reflected in the Interim Balance Sheet and thereafter acquired, free and clear of all Encumbrances, except for Permitted Encumbrances and except for movable and personal property disposed of in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet. The Company or a Company Subsidiary owns, leases or has the legal right to use all the material properties and assets, including the Leases, the Company Permits, the Material Contracts and the Licenses, used or currently intended to be used by the Company or a Company

Subsidiary in the conduct of their business, and such properties, assets and rights constitute all the properties, assets and rights as are necessary to conduct the business of the Company and the Company Subsidiaries as conducted or currently intended to be conducted. The properties and assets of the Company and the Company Subsidiaries have been maintained in accordance with good business practice, except where the failure to do so would not have a Company Material Adverse Effect.

(b) SECTION 4.07(b) of the DISCLOSURE SCHEDULE contains a full and complete list of the Leased Real Property. The leases for the Leased Real Property listed in SECTION 4.07(b) of the DISCLOSURE SCHEDULE (the "LEASES") are in full force and effect against the Company or a Company Subsidiary (and, to the Company's knowledge, the other parties thereto), and the Company or a Company Subsidiary holds a good, valid and existing leasehold interest under each of the Leases for the term set forth in SECTION 4.07(b) of the DISCLOSURE SCHEDULE. The Company has delivered or made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect. Neither the Company nor any Company Subsidiary is in default in any material respect under any of the Leases.

(c) The Company does not own any real property. The Company is not a party to any contract to purchase or acquire any real property.

SECTION 4.08. PERMITS; COMPLIANCE(a) Except as disclosed in SECTION 4.08(a) of the DISCLOSURE SCHEDULE, each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS") except where the failure to be in possession of such Company Permits would not have a Company Material Adverse Effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. No Company Permit has lapsed or expired.

(b) Neither the Company nor any Company Subsidiary has been or is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any material property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except with respect to clauses (i) and (ii) for any such conflicts, defaults or violations that would not have a Company Material Adverse Effect.

SECTION 4.09. CONTRACTS AND COMMITMENTS(a) SECTION 4.09(a) of the DISCLOSURE SCHEDULE contains a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Company Subsidiary is a party (such contracts and agreements, together with the Leases, the Licenses and the Restrictive Agreements, being "MATERIAL CONTRACTS"):

            (i) any contract or agreement which (A) is likely to involve consideration in excess of US$100,000 during the fiscal year ended as of July 31, 2004 or (B) is likely to involve consideration in excess of US$100,000 over the remaining term of such contract or agreement;

            (ii) any contract or agreement which (A)(x) is likely to involve consideration in excess of US$100,000 during the fiscal year ended as of July 31, 2004 or (y) is likely to involve consideration in excess of US$100,000 over the remaining term of such contract or agreement and (B) cannot be cancelled by the Company or the Company Subsidiary, as applicable, without penalty or further payment and without more than 60 days' notice;

            (iii) all contracts relating to Indebtedness;

            (iv) all swap, forward, future, option, hedge or similar arrangements and agreements of a financial nature (including with respect to currencies or interest rates);

            (v) all contracts and agreements with any Governmental Authority, except for contracts entered into in the ordinary course of the business of the Company or any Company Subsidiary;

            (vi) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or any contracting party to compete in any line of business or with any person or in any geographic area or during any period of time, (B) require the Company or any Company Subsidiary or any contracting party to use any supplier or third party for all or substantially all of the Company's or the Company Subsidiaries' or any contracting party's requirements or needs, (C) limit or purport to limit the ability of the Company or any Company Subsidiary or any contracting party to solicit any customers or clients of the other parties thereto, (D) require the Company or any Company Subsidiary or any contracting party to provide to the other parties thereto "most favored nations" pricing or (E) require the Company or any Company Subsidiary or any contracting party to purchase or order any minimum amount of supplies or services (each, a "RESTRICTIVE AGREEMENT");

            (vii) all joint venture contracts, partnership arrangements or other agreements involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any third party;

            (viii) all contracts and agreements which are not on an arm's length basis; and

            (ix) all offers, tenders, proposals and contracts to perform services on a fix bid or fix price basis.

(b) Each Material Contract: (i) is valid and binding on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Company Subsidiary and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. None of the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto is in material breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a breach of or default under), any Material Contract.

(c) Parent either has been supplied with, or has been given access to, a true and correct copy of all written Material Contracts, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

(d) Except for the Material Contracts, there is no contract the termination of which, prior to its expiration in accordance with its terms, will result in a Company Material Adverse Effect.

SECTION 4.10. INTELLECTUAL PROPERTY(a) SECTION 4.10(a) of the DISCLOSURE SCHEDULE sets forth a true and complete list of all (i) patents and patent applications, rights in designs, unregistered or common law trademarks, registered trademarks and trademark applications, unregistered or common law copyrights, registered copyrights and copyright applications and Company Software included in the Owned Intellectual Property, and (ii) material Licenses. The Company has delivered or made available to Parent, prior to the date of this Agreement, correct and complete copies of all the Licenses.

(b) The operation of the business of the Company and the Company Subsidiaries, and the use of the Owned Intellectual Property and, to the knowledge of the Company, Licensed Intellectual Property in connection therewith, do not conflict with or infringe the Intellectual Property of any third party, and no claim is pending or, to the knowledge of the Company, threatened and no notice has been given to either the Company or any Company Subsidiary asserting that the operation of such business, or such use of the Owned Intellectual Property or Licensed Intellectual Property, does or may conflict with or infringe the Intellectual Property of any third party.

(c) Except as disclosed in SECTION 4.10(c) of the DISCLOSURE SCHEDULE, the Company or a Company Subsidiary owns all right, title and interest in and to the Owned Intellectual Property and Licenses, and is entitled to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of the business of the Company and the Company Subsidiaries as presently conducted. The Owned Intellectual Property and, to the knowledge of the Company, the Licensed Intellectual Property are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

(d) No Action has been asserted in writing, or is pending or threatened in writing, against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Company Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property or (ii) alleging that the Licensed Intellectual Property is being used in conflict with the terms of any license or other agreement.

(e) To the knowledge of the Company, no person is infringing on the Owned Intellectual Property or Licensed Intellectual Property. Neither the Company nor any Company Subsidiary has granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property other than in the ordinary course of business.

(f) To the knowledge of the Company, the Company Software (1) is free of all material viruses, worms, trojan horses and other known contaminants which prevent the operation of software programs or operating systems from being used on a system-wide basis and for which there is no reasonable work-around solution available; (2) is not the subject of an Action pending or, to the knowledge of the Company, an Action threatened to be brought against the Company or any Company Subsidiary, in respect thereof; and (3) is in substantial conformance with the current documentation, whether electronically embedded, written or otherwise, shipped with such Company Software, except for errors and bugs of the type, scope and nature generally acceptable in the software industry for similar types of software products. Except for licenses issued to distributors, resellers, value-added resellers, strategic partners and the Company's escrow agent(s) in the ordinary course, no rights in the Company Software have been transferred to any third party except to the customers of the Company or the Company Subsidiaries to whom the Company has licensed such Company Software in the ordinary course of business.

(g) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property. To the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other material Intellectual Property of the Company or any Company Subsidiary by any Person,
(ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and
(iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

(h) No Owned Intellectual Property, or, to the knowledge of the Company, Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination, loss or impairment of any of the Owned Intellectual Property or the Licenses the losses of which would be materially adverse to the Company.

(i) SECTION 4.10(i) of the DISCLOSURE SCHEDULE lists all software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License, GNU Lesser General Public License, Sun Community Source License (SCSL) or the Sun Industry Standards License (SISL)) ("OPEN SOURCE MATERIALS") that is used by Company in any way and describes the manner in which the Open Source Materials were used and, if appropriate, modified and distributed by the Company. Except as set forth in SECTION 4.10(i) of the DISCLOSURE SCHEDULE, Company has not (1) incorporated Open Source Materials into, or combined Open Source Materials with, Company's Software or products,
(b) distributed Open Source Materials in conjunction with Company's Software or products, or (c) used Open Source Materials that create, or purport to create, obligations for Company with respect to Company's Owned

Intellectual Property or Company Software or grant, or purport to grant, to any third party, any rights or immunities under Company's Owned Intellectual Property or Company Software (including using any Open Source Materials that require, as a condition of use, modification or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge). No Owned Intellectual Property or Company Software are subject to the terms of license of any such Open Source Materials.

SECTION 4.11. ABSENCE OF LITIGATION There is no material Action pending or, to the knowledge of the Company, threatened to be brought against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any Governmental Order, or any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority.

SECTION 4.12. CUSTOMERS SECTION 4.12 of the DISCLOSURE SCHEDULE lists the 10 largest customers of the Company and the Company Subsidiaries by consolidated revenue during the six-month period ended January 31, 2004 (the "CUSTOMERS"). Since January 31, 2004 through the date hereof, to the knowledge of the Company, none of the Company or any Company Subsidiary has received any written notice from any of the Customers to the effect that any such Customer intends to cease or materially reduce the amount or size of orders placed with the Company or any Company Subsidiary or otherwise reduce the amount of business conducted with the Company or any Company Subsidiary.

SECTION 4.13. EMPLOYEE BENEFIT PLANS(a) For purposes of this Agreement, "PLANS" are all the employee benefit plans, programs, arrangements and agreements including, without limitation, any employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069, 4201 or 4212 (c) of ERISA and each retirement, pension, supplemental retirement, enhanced retirement, savings, retirement savings, bonus, profit sharing, stock purchase, stock option, phantom stock, restricted stock, share appreciation rights, deferred compensation, severance or termination pay, redundancy policies, change of control, insurance, medical, hospital, dental care, retiree medical or life insurance, vision care, drug, sick leave, short term or long term disability, salary continuation, unemployment benefits, vacation, incentive, compensation, employment or other employee benefit plan, program, arrangement, policy or practice whether written or oral, formal or informal, funded or unfunded, registered or unregistered, insured or self-insured, that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Company or a Company Subsidiary for the benefit of current or former employees, directors, officers, shareholders, independent contractors or agents of the Company or a Company Subsidiary (collectively, the "PLANS"). SECTION 4.13(a)(i) of the DISCLOSURE SCHEDULE identifies all Plans covering employees of the Company or any Company Subsidiary who are or were employed in Canada (the "CANADIAN PLANS"). SECTION 4.13(a)(ii) of the DISCLOSURE SCHEDULE identifies all Plans covering employees of the Company or any Company

Subsidiary who are or were employed in the United States (the "U.S. PLANS").
SECTION 4.13(a)(iii) of the DISCLOSURE SCHEDULE identifies all Plans covering employees of the Company or any Company Subsidiary who are or were employed in the United Kingdom (the "U.K. PLANS"). SECTION 4.13(a)(iv) of the DISCLOSURE
SCHEDULE identifies all Plans covering employees of the Company or any Company Subsidiary who are or were employed in France (the "FRENCH PLANS"). SECTION 4.13(a)(v) of the DISCLOSURE SCHEDULE lists all of the employees and independent contractors of the Company and its subsidiaries. Other than as set out in the DISCLOSURE SCHEDULE to this SECTION 4.13(a), there are no Plans covering employees of the Company or any Company Subsidiary. The Company has furnished the Parent with a complete and accurate copy of each Plan (and where no text exists, a summary is provided) and a complete and accurate copy of each material document prepared in connection with each such Plan, all as amended to the date hereof, including, without limitation, with respect to the Canadian Plans, (A) the entire historical documentation, (B) all materials or documents distributed to new or existing members of the Canadian Plans during the last three years and
(C) the most recent annual information returns filed with any Governmental Authority, and with respect to the U.K. Plans, a copy of each employee handbook and material communication to employees, directors or officers. No fact, condition or circumstances has occurred since the date of such documents which would materially affect the information contained therein. Each Plan referenced on SECTION 4.13(a) of the DISCLOSURE SCHEDULE is in writing.

(b) Each Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all applicable Laws, and is in good standing in respect of such applicable Laws, and each Plan that is required to be registered under any applicable Laws is duly registered with the relevant Governmental Authority. All contributions, premiums or payments required to be paid, deducted or remitted and all obligations required to be performed by the Company or a Company Subsidiary pursuant to the terms of any Plan or by applicable Laws, have been paid, deducted, remitted or performed in a timely fashion and there are no outstanding defaults or violations with regard to same. All such contributions have been fully deducted for income tax purposes (and where relevant, social security contribution purposes) and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

(c) No event has occurred, there exists no condition or set of circumstances, and there has been no failure to act on the part of either the Company or a Company Subsidiary or a trustee or an administrator of any Plan, that could subject either the Company or a Company Subsidiary, a trustee or administrator of any Plan, any Plan or any successor plan to the imposition of any tax, penalty, penalty tax or other liability, whether by way of indemnity or otherwise, under the terms of such Plan, ERISA, the Code or any other applicable Law. There are no actions, suits, claims, trials, demands, investigations, arbitration or other proceedings pending or, to the knowledge of the Company or a Company Subsidiary, threatened with respect to the Plans (other than routine claims for benefits) ("PROCEEDINGS") and no circumstances or event has occurred that could result in a Proceeding.

(d) No promises or commitments have been made by the Company or a Company Subsidiary to amend or terminate any Plan, to provide increased benefits thereunder or to establish any new Plan, except as required by applicable Laws, including, without limitation, ERISA or the Code.

(e) Except as set forth in SECTION 4.13(e) of the DISCLOSURE SCHEDULE, none of the Plans (i) provides or has provided for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or a Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, (iii) provides for the acceleration, vesting or increase in benefits solely or partially as a result of any transaction contemplated by this Agreement or (iv) provides for payments that could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or a Company Subsidiary. There are no termination policies (including, without limitation, redundancy policies) whether or not contractual that have been applied to any of the former employees of the Company or any of the Company Subsidiaries within the period of five years ending with the date of this Agreement.

(f)   None of Canadian Plans is a registered pension plan.

(g) None of the Canadian Plans requires or permits retroactive increases or assessments in premiums or payments. Neither the Company nor any Company Subsidiary contribute or are required to contribute to any multi-employer pension or benefit plan. None of the Canadian Plans is a multiemployer pension or benefit plan. All Canadian Plans can be amended or terminated without any restrictions and the Company or a Company Subsidiary has the unrestricted power to amend or terminate any of the Canadian Plans. There is no pending termination or winding-up procedure in respect of any of the Canadian Plans, and no circumstances or event has occurred under which any of the Canadian Plans could be declared terminated or wound-up in whole or in part under the terms of such Canadian Plans or any applicable Laws. The liabilities of the Company or any Company Subsidiary under any unfunded Canadian Plan are properly accrued and reflected in the financial statements of the Company and any Company Subsidiary.

(h) None of the U.K. Plans is an occupational pension scheme (as defined in Section 1 of the U.K. Pension Schemes Act 1933) or provides or funds any relevant benefits (as defined in Section 612(l) of the U.K. Income and Corporation Taxes Act 1988 but as if the exception contained in that section were omitted) for any past or present director, officer or employee, or for any dependant of any such person, under or in connection with which the Company or any Company Subsidiary has or may have any liability (actual or contingent, present or future). Each of the U.K. Plans is a defined contribution pension plan, the contribution(s) of the Company or a Company Subsidiary's is no more than 5% of eligible pay of an employee, and that the Company or a Company Subsidiary has no liability for termination or withdrawal penalties pursuant to a UK Plan.

(i) SECTION 4.13(i) of the DISCLOSURE SCHEDULE sets forth details of those U.K. Plans that are personal pension schemes (as defined in section 630 of the U.K. Income and Corporation Taxes Act 1988) (the "PERSONAL PENSION SCHEMES") and specifies the required rates for contributions by or on behalf of each director, officer or employee and each of the Company and the Company Subsidiaries has satisfied, and continues to satisfy, its obligations under Part I of the U.K. Welfare Reform and Pensions Act 1999 in respect of its directors, officers and employees from time to time. The Personal Pension Schemes are approved personal pension schemes within the meaning of Chapter IV of Part XIV of the U.K. Income and Corporation Taxes Act of 1988; they have at all times complied with and been duly administered in accordance with all applicable legislation, regulations and requirements (including, without limitation, the requirements of the Inland Revenue and where applicable contracting-out requirements); and nothing has been done or omitted to be done which will or may result in any Personal Pension Scheme ceasing to be an approved personal pension scheme. All amounts due in connection with the Personal Pension Schemes have been paid; and there are no actions, suits or claims pending or threatened in respect of the Personal Pension Schemes. The Personal Pension Schemes do not provide any benefits other than money purchase benefits (as defined in Section 181 of the U.K. Pension Schemes Act 1993).

SECTION 4.14. LABOUR

(a) None of the Company or any Company Subsidiary has any collective bargaining agreement, recognition agreement or other arrangement with any labor union or other employee association or representative of employees or any letters of understanding or letters of policy in respect thereof and none of the Company or any Company Subsidiary has made any commitment to or conducted negotiations with any labor union or other employee association or representative of employees with respect to any future agreements. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company or any Company Subsidiary or their assets wherever located, and no secondary boycott with respect to their products or services, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or been threatened. There has not during the period of three years ending with the date of this Agreement been any industrial action or dispute regarding the dismissal or variation of terms or conditions of employment involving any category or material number of employees or former employees of the Company or any of the Company Subsidiaries or involving any employee representative of any employee or former employee of the Company or any of the Company Subsidiaries.

(b) There is no certification of any bargaining agent outstanding or applied for with respect to any of the employees of the Company or any Company Subsidiary and there is no current attempt, to the knowledge of the Company, to organize or establish any labor union or employee association in connection with the Company or any Company Subsidiary or their businesses. There are no outstanding labor tribunal proceedings, including any proceedings which could result in the certification of a trade union as a bargaining agent for employees or dependent contractors of the Company or any Company Subsidiary in respect of their businesses that are not already covered by the collective agreements. To the knowledge of the Company, there are no threatened or apparent union organizing activities involving employees or dependent contractors of the Company or any Company Subsidiary in respect of the business of the Company and the Company Subsidiaries that are not already covered by the collective agreements. To the knowledge of the Company, none of the Company or any Company Subsidiary is in default under any collective agreement.

(c) The Company and the Company Subsidiaries are currently in compliance with and there are no complaints, nor to the knowledge of the Company, are there any threatened complaints, against the Company or any Company Subsidiary pursuant to any Laws relating to employees, including employment standards, human rights, occupational health and safety, worker classification workplace safety, wages, hours, pay, employment discrimination, employment equity and the withholding of taxes and other sums as may be required by the relevant Governmental Authority except for issues relating to the dismissal of employees in the ordinary course of business of the Company or the Company Subsidiaries that would not have or is not expected to have a Company Material Adverse Effect. To the knowledge of the Company, no event has occurred which might lead to a complaint against the Company or any Company Subsidiary under such Laws. There are no outstanding decisions or settlements or pending settlements which place any obligation upon the Company or any Company Subsidiary to do or refrain from doing any act. All current assessments under workplace safety Laws in relation to the business of the Company and the Company Subsidiaries have been paid or accrued by the Company or any Company Subsidiary and business of the Company and the Company Subsidiaries has not been subject to any special penalty assessment under such Laws that has not been paid. The Company and the Company Subsidiaries are in compliance in all aspects with the requirements of any Law relating to workers' compensation, including, without limitation, the maintenance of adequate insurance with respect to workers' compensation claims.

(d) There are no inspection reports under occupational health and safety legislation relating to the business of the Company and the Company Subsidiaries. Except as set forth in SECTION 4.14(d) of the DISCLOSURE SCHEDULE, the Company and the Company Subsidiaries are operating in compliance with all occupational health and safety legislation, including but not limited to the Workplace Hazardous Materials Information System (WHMIS), relating to the business of the Company and the Company Subsidiaries. To the knowledge of the Company, there are no pending or threatened charges against the Company or any Company Subsidiary under occupational health and safety legislation relating to the business of the Company and the Company Subsidiaries. There have been no fatal or other critical accidents that might lead to charges pursuant to occupational health and safety legislation. To the knowledge of the Company, there are no appeals of any remedial orders under occupational health and safety legislation relating to the business of the Company and the Company Subsidiaries which are currently outstanding.

(e) There is no agreement between the Company or any of the Company Subsidiaries that relates to the supply of persons in relation to the business of the Company or any of the Company Subsidiaries, including without limitation secondees, agency staff, contract staff or temporary staff.

(f) There has not been any transaction during the period of three years ending with the date of this Agreement involving the Company or any of the Company Subsidiaries to which the U.K. Transfer of Undertakings (Protection of Employment) Regulations 1981 (or equivalent legislation) has applied. Neither the Company nor any of the Company Subsidiaries has breached any regulation or legislation of any kind in respect of any category or material number of employees or former employees of the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and any local or state law equivalent ("WARN") and have no liabilities pursuant to WARN.

SECTION 4.15. INSURANCE

SECTION 4.15 of the DISCLOSURE SCHEDULE sets forth a true and complete list and description of all insurance policies in effect as of the date hereof, providing coverage with respect to the business or assets of the Company or the Company Subsidiaries. Each such policy has been issued to the Company or a Company Subsidiary. None of the Company or the Company Subsidiaries is in default with respect to any of the provisions contained in any such insurance policy, nor has it failed to give any notice or present any claim under any such insurance policy in a timely fashion and none of the Company or the Company Subsidiaries has received notice from any insurer denying any claim. All premiums due thereunder have been paid when due, and none of the Company or any Company Subsidiary has received any notice of cancellation or termination in respect of any such policy.

SECTION 4.16. TAXES

(a) Except as disclosed in SECTION 4.16(a) of the DISCLOSURE SCHEDULE, (i) the Company, each of the Company Subsidiaries, and any affiliated group of which any such Company Subsidiary is or has been a member (including any affiliated group within the meaning of Section 1504(a) of the Code), has filed or caused to be filed all Tax Returns required to be filed by any of them as required by the ITA, under the Code, or by applicable provincial, state, local or foreign Tax laws (and, to the knowledge of the Company, all Tax Returns for the periods after the periods described in SECTION 4.16(a)(viii) of the DISCLOSURE SCHEDULE were filed within the time prescribed by applicable Tax laws); (ii) all Taxes due and payable or remittable with respect to the periods or portions of periods ending on or prior to the Closing Date reflected on those Tax Returns, and all assessments, reassessments, Tax installments, or other remittances (whether or not required to be shown on Tax Returns) required to be made on or prior to the Closing Date have been paid or will be paid on or prior to the Closing Date or, to the extent unpaid and not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made in the Audited Financial Statements or the Interim Financial Statements; (iii) all such Tax Returns are true, correct and complete in all material respects and fully disclose the income, tax, expenses, deductions, and credits to the extent permitted by Law, and none of such Tax Returns has been amended; (iv) there are no written proposed adjustments for the assessment or collection of Taxes and none of the Company or any Company Subsidiary has had any communications with any Tax Authority which indicated that any such pending or threatened actions for the assessment or collection of Taxes against the Company or any Company Subsidiary is currently in progress and, to the knowledge of the Company, there are no pending or threatened actions for the assessment or collection of Taxes against the Company or any Company Subsidiary; (v) neither the Company nor any Company Subsidiary is a party to, is bound by, or has any obligation under any Tax sharing, indemnification or allocation agreement or similar agreement; (vi) except in connection with the winding-up of a wholly-owned subsidiary, neither the Company nor any Company Subsidiary has any liability for the Taxes of any other corporation for any reason, including as a transferee or successor; (vii) neither the Company nor any Company Subsidiary (A) files, has filed or is required to file Tax Returns in jurisdictions outside Canada, the United States, Barbados, the United Kingdom, or France and no claim is being made by a Tax Authority in a jurisdiction where the Company or any Company Subsidiary, as the case may be, does not file Tax Returns that the Company or the Company Subsidiary, as the case may be, is or may be subject to taxation by that jurisdiction, or (B) has any income reportable for a period ending after the Closing Date that is attributable to an activity or a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date, that resulted in a deferred reporting of income from such transaction or from such change in accounting method; (viii) the income tax liabilities of the Company and each Company Subsidiary have been assessed for the taxation years or taxable periods prior to the taxation years or taxable periods set out in SECTION 4.16(a)(viii) of the DISCLOSURE SCHEDULE, and copies of all assessments and reassessments relating to such taxation years have been provided to the Purchaser; (ix) there are no outstanding waivers or agreements extending, or requests to extend, the statute of limitations for any period with respect to any Tax to which the Company and/or the Company Subsidiaries may be subject; (x) neither the Company nor any of the Company Subsidiaries is a party to any agreement or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code determined without regard to subsection (b)(4) thereof; (xi) neither the Company nor any Company Subsidiary is required to make any adjustment (under Section 481(a) of the Code or otherwise), by reason of a change or proposed change in accounting method or otherwise, for which an adequate provision for the payment thereof has not been made on the Interim Financial Statements or books of account of the Company; and (xii) no Tax liens exist or have been filed on any assets of the Company or any Company Subsidiary (other than liens for Taxes not yet due and payable).

(b) The Company has delivered or made available to Parent prior to the date of this Agreement correct and complete copies of all Canadian federal and provincial, and U.S. federal and state income and franchise Tax Returns of the Company and the Company Subsidiaries for all periods ending July 31, 1999 and thereafter.

(c) Each of the Company and the Company Subsidiaries has withheld from each payment made to each of its present and former employees, officers and directors and to any non-resident of the country in which the Company or such Company Subsidiary is a resident the amount of any Taxes and other deductions required to be withheld therefrom and has paid the same to the proper government authority within the time periods required under any applicable legislation.

(d) No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of each of the Company and the Company Subsidiaries which are subject to Tax under the ITA (the "CANADIAN ENTITIES") for the purposes of the ITA has been owing by any such Canadian Entities for longer than two (2) years to a person with whom such Canadian Entity was not dealing at arm's length (for the purposes of the ITA) at the time the outlay or expense was incurred.

(e) The shares of all Company Subsidiaries owned by the Company and/or by Company Subsidiaries are held as capital property for purposes of the ITA.

(f) Except as disclosed in SECTION 4.16(f) of the DISCLOSURE SCHEDULE, neither the Company nor the Company Subsidiaries have, either directly or indirectly, transferred or allowed the use of property to, rendered services to, or lent money to, or acquired or obtained the use of property from, received services from, or borrowed money from, a person with whom they were not dealing at arm's length (for the purposes of the ITA) for consideration other than consideration which was, to the knowledge of the Company, a fair market value consideration

(g) There are no circumstances which exist and would result in, or which have existed and resulted in section 80 of the ITA applying to any of the Canadian Entities.

(h) Neither the Company nor any Company Subsidiary has been a party to an election made under Section 93 of the ITA. The Company has not been a party to an election made under Section 85 of the ITA with respect to the acquisition of shares of any of the Company Subsidiaries located in the United Kingdom or Barbados.

(i) The Canadian Entities are each a registrant for the purposes of Part IX of the ETA and none is a financial institution within the meaning of the ETA. The Canadian Entities have not made any elections under Part IX of the ETA after 1997 and, to the knowledge of the Company, no other such elections are in effect.

(j) Except as disclosed in SECTION 4.16(j) of the DISCLOSURE SCHEDULE, the Sellers are not, and will not be at Closing, non-residents of Canada within the meaning of the ITA.

SECTION 4.17. ENVIRONMENTAL MATTERS (a) The Company and the Company Subsidiaries are in compliance in all material respects with, and for the past three years have been in compliance in all material respects with, all applicable Environmental Laws. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future material obligation, cost or liability.

(b) To the knowledge of the Company, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any immovable and real property currently used or occupied by the Company or any Company Subsidiary, or on any property formerly owned, leased, used or occupied by the Company or any Company Subsidiary.

(c) To the knowledge of the Company, there has been no material Release of Hazardous Materials on any immovable and real property currently used or occupied by the Company or any Company Subsidiary, or, during the Company's or any Company Subsidiary's ownership, lease, use or occupancy of such property, on any property formerly owned, leased, used or occupied by the Company or any Company Subsidiary.

(d) To the knowledge of the Company, there is no asbestos or asbestos-containing material at any of the immovable and real property currently used or occupied by the Company or any Company Subsidiary.

(e) There are no claims relating to any Environmental Law pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, their business, or any other immovable and real property currently used or occupied by the Company or any Company Subsidiary, and, to the knowledge of the Company, there are no circumstances that could reasonably be expected to form the basis of any such claim.

SECTION 4.18. RELATED PARTY TRANSACTIONS Except as contemplated by this Agreement or as set out in SECTION 4.18 of the DISCLOSURE SCHEDULE, no executive officer, director, shareholder or Affiliate of the Company or any Company Subsidiary nor any immediate family member or Affiliate of such executive officer, director or shareholder (a) is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary or (b) is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary or (c) has any material interest in any material property used by the Company or any Company Subsidiary or (d) has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, except in each case the ownership of less than 5% of the outstanding share capital of any publicly traded company.

SECTION 4.19. RECEIVABLES Except to the extent, if any, reserved for on the Interim Balance Sheet, all Receivables reflected on the Interim Balance Sheet arose from the license of software and related services to persons not affiliated with the Company or any Company Subsidiary and in the ordinary course of business consistent with past practice and, except as reserved for on the Interim Balance Sheet, constitute, to the extent they remain outstanding, only valid, undisputed claims of the Company or a Company Subsidiary. All Receivables existing on the Closing Date shall have arisen from, the license of software and related services to persons not affiliated with the Company or any Company Subsidiary and in the ordinary course of business consistent with past practice. None of the Receivables include any amounts in respect of "forced sales" in connection with delinquent accounts, which is not fully reserved.

SECTION 4.20. PRODUCT LIABILITY No facts or circumstances exist that reasonably would be expected to be the basis for any claims or remedial expenses (including, without limitation, claims for product liability, defects, breaches, product warranties or personal injury claims) in connection with the production, packaging, sale, distribution or use of any of the products produced in the business of the Company or any Company Subsidiary prior to or on the Closing Date that are reasonably likely to result in a Company Material Adverse Effect.

SECTION 4.21. BROKERS

Except as set out in SECTION 4.21 of the DISCLOSURE SCHEDULE, no broker, finder, investment banker nor any affiliate of the Company is entitled to any brokerage, finder's, consulting or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

As an inducement to the Company and each of the Sellers to enter into this Agreement, Parent and the Purchaser, jointly and not severally, hereby represent and warrant to each of the Sellers as follows:

SECTION 5.01. ORGANIZATION AND AUTHORITY Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to execute and deliver this Agreement and (in the case of the Purchaser) the Escrow Agreement, to perform its obligations hereunder and (in the case of the Purchaser) thereunder and to consummate the transactions contemplated by this Agreement and (in the case of the Purchaser) thereby. The execution and delivery by Parent and the Purchaser of this Agreement and the Escrow Agreement, the performance by Parent and the Purchaser of its obligations hereunder and (in the case of the Purchaser) thereunder and the consummation by Parent and the Purchaser of the transactions contemplated by this Agreement and (in the case of the Purchaser) thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and the Purchaser, and no other corporate proceeding on the part of Parent or the Purchaser is necessary to authorize this Agreement or the Escrow Agreement or the performance by Parent or the Purchaser of its obligations hereunder or thereunder, or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Escrow Agreement shall be, duly and validly executed and delivered by Parent and the Purchaser, and (assuming due authorization, execution and delivery by the Sellers and the Company) this Agreement constitutes, and the Escrow Agreement shall constitute, a legal, valid and binding obligation of Parent and the Purchaser, enforceable against Parent and the Purchaser in accordance with its terms.

SECTION 5.02. NO CONFLICT Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in SECTION 5.03, except as may result from any facts or circumstances relating solely to the Sellers or the Company, the execution, delivery and performance by Parent or the Purchaser of this Agreement and the Escrow Agreement do not and shall not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Parent or the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Parent or the Purchaser or
(c) conflict with, or result in any breach of or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Escrow Agreement.

SECTION 5.03. GOVERNMENTAL CONSENTS AND APPROVALS The execution and delivery by Parent and the Purchaser of this Agreement and the Escrow Agreement do not, and the performance of this Agreement and the Escrow Agreement by Parent and the Purchaser shall not, require or make desirable any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except Investment Canada Act Approval, the notification requirements of the HSR Act, and FT Act Approval.

SECTION 5.04. INVESTMENT PURPOSE The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

SECTION 5.05. FINANCING Parent has available all funds necessary to consummate all the transactions contemplated by this Agreement and the Escrow Agreement.

SECTION 5.06. LITIGATION There are no Actions by or against Parent or the Purchaser pending before any Governmental Authority (or, to the knowledge of Parent or the Purchaser, threatened to be brought by or before any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 5.07. BROKERS No broker, finder, investment banker or any other third party is entitled to any brokerage, finder's, consulting or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING Except as expressly provided in this Agreement and except as may be consented to in writing by the Purchaser (such consent not to be unreasonably withheld or delayed) between the date of this Agreement and the Closing Date, the Company and the Company Subsidiaries shall (a) conduct their business only in the ordinary course and on a basis consistent with past practice, including maintaining the levels of capital expenditures substantially consistent with budgets for the period between the date hereof and the date set forth in SECTION 9.01(a) (correct and complete copies of which have been provided to Parent), it being understood that the Company Options are to be terminated or exercised in accordance with SECTION
2.08 and that the Pre-Closing Transaction contemplated by SECTION 6.16 is to be completed prior to Closing, which levels are at least consistent with past practice, (b) use reasonable efforts to preserve intact their business organization and assets, (c) use reasonable efforts to keep available to themselves and to the Purchaser the services of their present officers and key employees, (d) not shorten or lengthen the customary payment cycles for any of its payables or receivables, except in the ordinary course of the business of the Company or any Subsidiary consistent with the Company's past practice and
(e) use reasonable efforts to preserve their current relationships with their respective customers, suppliers, distributors and other Persons with which they have significant business relationships. Without limiting the generality of the foregoing, the Company shall assure that, after the date hereof and prior to the Closing Date, without the prior written consent of the Purchaser:

            (i) neither the Company nor any Company Subsidiary shall: (A) amend its Articles of Incorporation or equivalent documents, (B) except as set forth in SECTION 6.10, issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital, (C) split, combine or reclassify any shares of any class or series of its capital, (D) declare or pay any dividend on any of the Shares or declare or make any other distribution of its capital or (E) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital, or any instrument or security which consists of or includes a right to acquire such shares except for the acquisition of any shares held by employees or former employees of the Company or any Company Subsidiary in connection with a termination of employment of such employee or former employee and except for the termination of the Company Options in accordance with SECTION 2.08;

            (ii) neither the Company nor any of the Company Subsidiaries shall incur or assume any Indebtedness;

            (iii) neither the Company nor any Company Subsidiary shall (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Company Subsidiary to any of its employees other than normal recurring increases in the ordinary course of business or pursuant to plans, programs or agreements existing on the date hereof, including, without limitation, any increase or change pursuant to any Plan, or (B) establish or increase or promise to increase any benefits under any Plan, in either case except as required by law or any agreement or involving ordinary increases consistent with the past practices of the Company or such Company Subsidiary;

            (iv) neither the Company nor any Company Subsidiary shall voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date;

            (v) neither the Company nor any of the Company Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

            (vi) neither the Company nor any Company Subsidiary shall change in any material respect any of the accounting methods or practices used by it unless required by Canadian GAAP;

            (vii) neither the Company nor any Company Subsidiary shall merge with, enter into a consolidation with or acquire an interest in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of business consistent with past practice;

            (viii) neither the Company nor any Company Subsidiary shall make any capital expenditure or commitment for any capital expenditure inconsistent with its budgets for the period between the date hereof and the date set forth in SECTION 9.01(a);

            (ix) neither the Company nor any Company Subsidiary shall sell, transfer, lease, sublease, license, abandon or otherwise dispose of any properties or assets, immovable and real, movable and personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the licensing of Company Software or the sale of immaterial assets or inventories, each in the ordinary course of business consistent with past practice;

            (x) neither the Company nor any Company Subsidiary shall write down or write up (or fail to write down or write up in accordance with Canadian GAAP and applicable generally accepted accounting practices in any relevant jurisdiction consistent with past practice) the value of any inventories or receivables or revalued any assets of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with Canadian GAAP and applicable generally accepted accounting practices in any relevant jurisdiction;

            (xi) neither the Company nor any Company Subsidiary shall amend, modify or consent to the termination of any Material Contract or other agreement which, if in effect on the date hereof, should be listed in
      SECTION 4.09 of the DISCLOSURE SCHEDULE or the Company's or any Company Subsidiary's rights thereunder other than in the ordinary course of business and consistent with past practice;

            (xii) neither the Company nor any of the Company Subsidiaries shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing; and

            (xiii) neither the Company nor any of the Company Subsidiaries shall make, change or revoke any Tax election or Tax accounting method, or shall settle or compromise any Tax deficiency;

provided, that notwithstanding anything else to the contrary in this Agreement, the Company agrees to terminate and to cause the Company Subsidiaries to terminate, all swap, forward, future, option, hedge or similar arrangements of a financial nature (including with respect to currencies or interest rates) prior to the Closing Date and to satisfy in full all obligations under any such agreement prior to the Closing Date.

SECTION 6.02. ACCESS TO INFORMATION From the date hereof until the Closing, upon reasonable notice, the Company shall and shall cause the Company Subsidiaries and each of the Company's and the Company Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the respective officers, employees, agents, accountants, counsel and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and each Company Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and each Company Subsidiary who have any knowledge relating to the Company or any Company Subsidiary and (ii) furnish to the respective officers, employees, agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company or any Company Subsidiaries (or legible copies thereof) as the Purchaser may from time to time reasonably request. All information provided to the Purchaser pursuant to this SECTION 6.02 shall be kept confidential in accordance with the confidentiality agreement dated January _5, 2004 between the Company and the Parent (the "CONFIDENTIALITY AGREEMENT").

SECTION 6.03. CONFIDENTIALITY

Each of the Sellers agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors, if any, to: (a) treat and hold as confidential and otherwise not use in a manner injurious to the Company or any of its Affiliates (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company and each Company Subsidiary, (b) in the event that such Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser, the Company or any Company Subsidiary may seek a protective order or other remedy or waive compliance with this SECTION 6.03, (c) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this
SECTION 6.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and
(d) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company or the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of such Seller or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of such Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to: (i) any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Seller, its agents, representatives, Affiliates, employees, officers or directors, if any; (ii) any information available to such Seller, its agents, representatives, Affiliates, employees, officers or directors, if any, on a non-confidential basis from any source other than the Company or the Company Subsidiaries, provided that such source is not bound by a confidentiality or other similar agreement with the Company or the Company Subsidiaries, or by any other legal, contractual or fiduciary obligation which prohibits the disclosure of such information; or (iii) any information that has been independently acquired or developed by such Seller, its agents, representatives, Affiliates, employees, officers or directors, if any, without violating any of the obligations of such Seller under this SECTION 6.03 and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each of the Sellers agrees and acknowledges that remedies at law for any breach of its obligations under this
SECTION 6.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

SECTION 6.04. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS(a) Upon the terms and subject to the conditions hereof, each of the Parent and the Company shall use its reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or desirable under applicable Law or otherwise to consummate the transactions contemplated by this Agreement and the Escrow Agreement, (ii) obtain from Governmental Authorities and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement (iii) expeditiously make all necessary or desirable filings, and thereafter make any other required or advisable submissions, required under, or relating to, the HSR Act, the

Investment Canada Act, the Competition Act (Canada) and the FT Act, with respect to this Agreement and the Transactions contemplated by this Agreement and the Escrow Agreement and (iv) keep confidential all notices, applications, information and related confidential documentation in relation to any filings made for the purpose of the transactions contemplated by this Agreement and the Escrow Agreement. The Parent and the Company shall cooperate with each other in connection with the making of all such filings, including by providing, as appropriate, copies of all such documents to the non-filing party or its advisors prior to filing, except for information that Parent or the Purchaser, acting reasonably, considers confidential or competitively sensitive and if requested, by accepting all reasonable changes suggested in connection with such filings.

(b) The Parent and the Company shall file as soon as practicable after the date of this Agreement all required or advisable filings and notifications, under or relating to, the HSR Act, the Investment Canada Act, the Competition Act (Canada) and the FT Act and shall promptly respond as advisable to all inquiries or requests received from a Governmental Authority in relation to such filings or notices for additional information or documentation.

(c) The Company and Parent shall use their respective reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in the Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Closing Date.

(d) From the date hereof until the Closing Date, each of the Company and the Purchaser shall promptly notify the other Party in writing of any pending or, to the knowledge of such notifying Party, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Authority or any person
(i) challenging or seeking material damages in connection with the transactions contemplated by this Agreement or (ii) seeking to restrain or prohibit consummation of the transactions contemplated by this Agreement or otherwise limit the right of Parent or its Affiliates to own or operate all or any portion of the businesses or assets of the Company or the Company Subsidiaries.

SECTION 6.05. NOTICE OF DEVELOPMENTS Prior to the Closing, each of the Sellers and the Company shall promptly notify the Purchaser in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably result in any breach of a representation or warranty or covenant of such Seller or the Company, respectively, in this Agreement such that the conditions contained in SECTIONS 7.02(a) or (b) would not be satisfied.

SECTION 6.06. NO SOLICITATION OR NEGOTIATION Each of the Sellers and the Company agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, such Party shall not and shall cause its Affiliates, officers, directors, representatives or agents (if any) not to
(i) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of the capital of the Company or any Company Subsidiary or assets of the Company or any Company Subsidiary (other than Inventory to be sold in the ordinary course of business consistent with past practice), (B) to enter into any merger, amalgamation, consolidation or other business combination with the Company or any Company Subsidiary or (C) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or any Company Subsidiary (any such proposal or offer described in clauses (A), (B) or (C), an "ACQUISITION PROPOSAL") or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of the Sellers and the Company immediately shall cease and use its reasonable efforts to cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each of the Sellers and the Company shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

SECTION 6.07. VOTING Each of the Sellers hereby irrevocably agrees with the Purchaser, from and after the date hereof and until the earlier to occur of the Closing and the termination of this Agreement, that each such Seller shall vote such Seller's Shares at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, (a) against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company, or such Seller, under this Agreement (whether or not theretofore terminated) or of such Seller contained in this Agreement, and (b) against any action, agreement, transaction (other than the transactions contemplated hereby) or proposal (including any Acquisition Proposal) that could result in any of the conditions to the Seller's and the Company's obligations under this Agreement (whether or not theretofore terminated) not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere, delay, discourage or adversely affect this Agreement.

SECTION 6.08. NO DISPOSITION OR ENCUMBRANCE OF THE SHARES BY THE SELLERS(a) Each of the Sellers agrees that, except as contemplated by this Agreement, such Seller shall not sell, transfer, tender, pledge, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, enter into any voting agreement, or create or permit to exist any Encumbrance of any nature whatsoever with respect to, any of such Seller's Shares (or agree or consent to, or offer to do, any of the foregoing).

(b) Each of the Sellers agrees not to exercise after the date hereof until after the termination, if any, of this Agreement any of such Seller's Company Options held by such Seller without the prior written consent of the Purchaser.

SECTION 6.09. COMPANY BOARD REPRESENTATION Effective as of the Closing, each of the Sellers shall cause the directors nominated by such Seller (including such Seller, if applicable) or who are otherwise affiliated with such Seller (except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to such Seller) to resign from the Board of Directors of the Company and the boards of directors of the Company Subsidiaries and to deliver to the Purchaser at the Closing a resignation and general release in form and substance reasonably satisfactory to the Purchaser (each, a "RESIGNATION").

SECTION 6.10. ADDITIONAL PARTIES The Company agrees not to issue any Shares pursuant to the Company Options unless and until any Person exercising such Company Options shall have become a party to the Company Shareholder Agreement in accordance with the terms thereof and such Person shall have executed an Adherence Agreement and delivered such duly and validly executed Adherence Agreement to Parent, after which such Person shall be deemed a Seller for purposes of this Agreement and the Escrow Agreement. The Company further agrees not to issue any Shares pursuant to the Company Options after the 15th Business Day immediately preceding the Closing Date.

SECTION 6.11. OBLIGATIONS OF THE PURCHASER Parent shall take all action necessary to cause the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.12. SECURITIES OF THE PARENT

Each Seller will use its commercially reasonable efforts so that such Seller will not acquire for its own account any Parent Securities in a manner that would constitute a part of the Series and to prevent Purchaser from qualifying for a paragraph 88(1)(d) bump under the ITA.

SECTION 6.13. NON-COMPETITION

Each of the persons identified on SECTION 6.13 of the DISCLOSURE SCHEDULE shall enter into a non-competition and non-solicitation agreement in favour of the Purchaser, substantially in the form annexed as SCHEDULE 2.08 hereto (a "NON-COMPETITION AGREEMENT") on or before the Closing Date in connection with their employment after Closing.

SECTION 6.14. SECTION 116 CERTIFICATES(a) If a Seller is a non-resident of Canada (a "NON RESIDENT") for purposes of the ITA, such Non Resident shall deliver to the Purchaser a certificate issued by the CRA pursuant to subsection 116(2) or (4) of the ITA (a "SECTION 116 CERTIFICATE") in respect of the disposition by such Non Resident to the Purchaser of such Non Resident's Shares. In the case of a Section 116 Certificate issued pursuant to subsection 116(2) of the ITA, the "certificate limit" specified therein shall not be less than that portion of the Aggregate Purchase Price to which such Non Resident is entitled to receive on the sale of Shares to the Purchaser (the "NON-CANADIAN PER SELLER PURCHASE PRICE").

(b) If a Section 116 Certificate with a certificate limit not less than the Non-Canadian Per Seller Purchase Price has not been delivered by such Non Resident to the Purchaser on or before the Closing Date, the Purchaser shall withhold from such Non Resident's Non-Canadian Per Seller Purchase Price an amount equal to 25% of such Non-Canadian Per Seller Purchase Price (the "WITHHELD AMOUNT"). The Withheld Amount shall be deposited by the Purchaser in an interest bearing account at a bank reasonably acceptable to such Non Resident.

(c) If on or before the 30th day of the month following the calendar month in which Closing occurs (the "REMITTANCE DATE") the Purchaser receives a Section 116 Certificate with a certificate limit at least equal to the Non-Resident's Non-Canadian Per Seller Purchase Price, the Purchaser shall, promptly after receipt of such certificate, pay to the Non-Resident the Withheld Amount together with interest earned on the investment of the Withheld Amount less any applicable withholding tax with respect to such interest.

(d) In the event that on or before the Remittance Date the Purchaser does not receive a Section 116 Certificate or receives a Section 116 Certificate with a certificate limit that is less than the Non-Resident's Non-Canadian Per Seller Purchase Price then, unless the CRA shall have issued a letter confirming that the CRA will not enforce the remittance of funds as is normally required under subsection 116(5) of the ITA and that the Purchaser will not be charged interest or penalties if it delays the remittance of amounts in respect of the purchase of the Shares until further instructed by CRA (a "COMFORT LETTER"), the Purchaser shall remit to the Receiver General for Canada (the "RECEIVER GENERAL"), the Withheld Amount (or, if a Section 116 Certificate is received by Purchaser but with a certificate limit less than the Non-Resident's Non-Canadian Per Seller Purchase Price, the relevant portion of the Withheld Amount) and shall pay to the Non-Resident the interest earned on the investment of the Withheld Amount less applicable withholding Tax with respect to such interest. If CRA has provided a Comfort Letter, the Purchaser shall not remit the Withheld Amount to the Receiver General on the date that would otherwise be the Remittance Date and if the relevant Section 116 Certificate is subsequently received while the Comfort Letter remains in effect, with a certificate limit at least equal to the Non-Resident's Non-Canadian Per Seller Purchase Price, the Purchaser shall, promptly after receipt of such certificate, pay to the Non-Resident the Withheld Amount together with interest earned on the investment of the Withheld Amount less any applicable withholding tax with respect to such interest. If notification from CRA is received that the Comfort Letter is no longer in effect, such date of receipt shall be deemed to be the Remittance Date for the purposes of this section.

(e)   If there is an increase in the Aggregate Purchase Price pursuant to
SECTION 2.09, the provisions of this SECTION 6.14 will apply mutatis mutandis in order that there be complete compliance with Section 116 of the ITA for such adjustment.

SECTION 6.15. CONVERSION OF CLASS A SHARES

Each of the Sellers that holds Class A Shares as at the date hereof hereby irrevocably exercises such Seller's right to convert all of such Seller's Class A Shares into Common Shares in accordance with terms of the Company Articles; provided, however, that notwithstanding anything to the contrary herein, the exercise of such conversion right by such Seller in this SECTION 6.15 is conditional upon the completion of the transaction of purchase and sale contemplated by the Agreement and shall only become effective after the satisfaction or waiver of all conditions precedent to, and immediately prior, to the Closing as contemplated by this Agreement. For greater certainty, in the event that this Agreement is terminated in accordance with SECTION 9.01, exercise of such conversion right by such Seller in this SECTION 9.01 shall immediately be null and void and of no force and effect. Each of the Sellers that holds Class A Shares as at the date hereof further acknowledges and agrees that such Seller shall not receive certificates evidencing the Common Shares to which it is entitled as a result of the conversion of the Class A Shares. Instead, such Seller shall be deemed to have sold such Common Shares to the Purchaser in accordance with the terms of this Agreement by delivering to the Purchaser certificates representing all of such Seller's Class A Shares at the Closing and shall be entitled to the Aggregate Per Seller Purchase Price payable to such Seller hereunder. Such Seller covenants and agrees that it shall execute and deliver all such documents, instruments and other papers that may be required to carry out the provisions of this SECTION
6.15 on or before the Closing Date.

SECTION 6.16. PRE-CLOSING TRANSACTION

The Parties acknowledge and agree that, conditional upon the completion of the transaction of purchase and sale contemplated by this Agreement and prior to Closing, the Company will sell to Changepoint Inc. a number of redeemable preference quota(s) in Changepoint International SRL for such cash consideration, each as as determined by the Company prior to Closing, and that the board of directors of Changepoint Holdings Corporation will pass a resolution authorizing its winding up and liquidation, to occur forthwith, and transferring to the Company, its sole shareholder, all of its assets (which at that time will consist solely of its interest in Changepoint International SRL and to take such other steps that are required or necessary to terminate its corporate existence (collectively, the "PRE-CLOSING TRANSACTION"); provided, however, that any costs in relation to or associated with the Pre-Closing Transaction and any Taxes that are incurred as a result of the proposed sale of one common quota of interest in Changepoint International SRL shall be borne by the Purchaser and shall not be included in the determination of the Acquisition Expenses; and provided further that any capital expenditures incurred in connection with the Pre-Closing Transaction and the consummation of the transactions necessary or otherwise concluded in connection with the Pre-Closing Transaction shall not constitute or result in, directly or indirectly, a breach of the representation and warranty of the Company provided for in SECTION 4.06 or any representation or warranty of the Company or of any of the Sellers with respect to Taxes, the Tax Returns of the Company or any Company Subsidiary or the Parent Securities.

SECTION 6.17. FURTHER ACTION Each of the Parties shall use its reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement and the Escrow Agreement, including, in the case of each of the Sellers, using its reasonable efforts to cause the Company to satisfy its obligations hereunder.

SECTION 6.18. DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

For a period of three (3) years after the Closing, Parent shall use its commercially reasonable efforts to maintain in effect the Company's directors' and officers' liability insurance existing at the time of Closing covering those persons covered by such insurance immediately prior to the Closing (the "Covered Persons"). Sellers agree (i) to make the necessary arrangements for the continuation of such coverage and for the payment of any premiums attributable thereto. The parties agree that the premium for continuation of such insurance shall be considered an Acquisition Expense, which shall be paid in full by Sellers on or prior to Closing. Further Parent agrees to indemnify the Covered Persons for a period of three (3) years following the Closing which indemnity shall be limited to only those matters that are covered by such directors and officers liability insurance but which are in excess of the coverage dollar limitations of such insurance.

SECTION 6.19. DISCLOSURE SCHEDULES

The Purchaser and the Company shall be entitled, during the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on April 29, 2004, to provide supplements or amendments to the Disclosure Schedule forming part of this Agreement. Delivery of final Disclosure Schedules acceptable to Purchaser shall be a condition precedent to Parent's and Purchaser's obligation to consummate this transaction as provided in Section 7.02(i).

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH OF THE SELLERS The obligations of each of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of Parent and the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that date, in each case, with the same force and effect as if made as of the Closing Date; the covenants and agreements contained in this Agreement to be complied with by Parent and the Purchaser on or before the Closing Date shall have been complied with in all material respects; and the Sellers shall have received a certificate from Parent to such effect signed by a duly authorized officer thereof;

(b) Competition and Other Clearances. Any waiting period (and any extension thereof) under the Competition Act and HSR Act shall have expired or shall have been terminated;

(c) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or issued any Governmental Order which is then in effect and has the effect of making the transactions contemplated by this Agreement or the Escrow Agreement illegal or otherwise restricting or prohibiting consummation of such transactions; and

(d) Escrow Agreement. The Purchaser shall have executed and delivered to the Sellers the Escrow Agreement.

(e) Other. Any other documents or other items required to be executed and/or delivered by the Purchaser under this Agreement.

SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND THE PURCHASER The obligations of Parent and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants of the Sellers. The representations and warranties of each of the Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that date, in each case, with the same force and effect as if made as of the Closing Date; the covenants and agreements contained in this Agreement to be complied with by each of the Sellers on or before the Closing Date shall have been complied with in all material respects; and the Purchaser shall have received a certificate of each of the Sellers to such effect signed by each such Seller that is a natural person or by a duly authorized officer of such Seller if it is a corporation or other legal entity;

(b) Representations, Warranties and Covenants of the Company. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, and except for any failures to be true and correct which would not, taken as a whole, have a Company Material Adverse Effect; the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing Date shall have been complied with in all material respects; and the Purchaser shall have received a certificate of the Company to such effect signed by the Company or by a duly authorized officer thereof;

(c) Competition and Other Clearances. Any waiting period (and any extension thereof) under the Competition Act and HSR Act shall have expired or shall have been terminated and Investment Canada Act Approval and FT Act Approval shall have been obtained;

(d) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or issued any Governmental Order which is then in effect and has the effect of making the transactions contemplated by this Agreement or the Escrow Agreement illegal or otherwise restricting or prohibiting consummation of such transactions;

(e) Company Options. All of the Company Options shall have been exercised or terminated as contemplated by SECTION 2.08 or such Company Options shall have expired in accordance with their terms;

(f) Company Shareholders Agreement. The Company Shareholders Agreement shall have been terminated in accordance with its terms; and

(g) Escrow Agreement. Each of the Sellers shall have executed and delivered to the Purchaser the Escrow Agreement.

(h) Charles Tatham Loan. The Company shall have delivered to Purchaser evidence that the loan issued to Charles Tatham has been satisfied in full and is no longer outstanding.

(i) Other. Any other documents or other items required to be executed and/or delivered by the Sellers or Seller's Representative under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. SURVIVAL The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is 18 months following the Closing Date, at which time they shall expire and cease to be of any further force and effect.

SECTION 8.02. INDEMNIFICATION BY THE SELLERS(a) Subject to the limitations contained in this SECTION 8.02, each of the Sellers (the "INDEMNIFYING PARTIES") agrees to indemnify the Parent, the Purchaser and their Affiliates (including from and after the Closing, the Company), and their successors and permitted assigns (as used in this ARTICLE VIII, each, an "INDEMNIFIED PARTY") against and hold them harmless, on a joint and several basis, from all Liabilities, losses, damages, claims, costs and expenses, orders, judgments, awards fines, interest and penalties (including attorneys' and consultants' fees and expenses), without duplication, suffered or incurred by any of them (a "LOSS") arising out of, or with respect to, directly or indirectly, (i) any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement or any certificate delivered by the Company pursuant hereto or (ii) any breach of or noncompliance with any covenant or agreement of the Company contained in this Agreement; provided, however, that the aggregate liability for indemnification and indemnification obligation of the Sellers to the Indemnifying Parties pursuant to this SECTION 8.02 shall be limited to the Indemnity Escrow Fund.

(b) No claim may be made against the Indemnifying Parties for indemnification pursuant to SECTION 8.02(a)(i) unless (i) such claim is made prior to the expiration of applicable survival period set forth in SECTION 8.01, and (ii) with respect to any claim, unless such claim involves Losses in excess of US$ 250,000 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of Losses of the Indemnified Parties if it involves losses of US$10,000 or less) provided that if such threshold is exceeded, the Indemnifying Parties shall be liable, subject to the other limitations herein, for all Losses (it being understood and agreed that for the purposes of calculating the amount of Losses and not for purposes of determining whether a breach or inaccuracy has occurred under this SECTION 8.02, such representations and warranties shall be interpreted without regard to any limitations or qualifications therein as to "materiality" (including the word "MATERIAL") or "COMPANY MATERIAL ADVERSE EFFECT"). Notwithstanding any provision to the contrary, the Indemnified Parties may make a claim with respect to a breach of this Agreement with regard to Acquisition Expenses without reference to the above dollar thresholds.

(c) Each of the Sellers agrees to indemnify the Indemnified Parties against and hold them harmless, on a several and not joint basis, from all Losses suffered or incurred by any of them arising out of, or with respect to, directly or indirectly, (i) any breach or inaccuracy of any representation or warranty of such Seller contained in this Agreement or the Escrow Agreement or any certification delivered by such Seller pursuant hereto, or (ii) any breach of or noncompliance with any covenant or agreement of such Seller contained herein or the Escrow Agreement other than the covenant of the Sellers provided in SECTION 6.12; provided, however, that the aggregate liability for indemnification and indemnification obligation of each Seller to the Indemnifying Parties pursuant to this SECTION 8.02(c) shall be limited to the Aggregate Per Seller Purchase Price actually received by such Seller at Closing. For greater certainty, it is acknowledged and agreed that the Indemnified Parties shall have no recourse against the Indemnity Escrow Fund in respect of Losses under this SECTION 8.02(c).

(d)   Payments by the Indemnifying Parties pursuant to SECTIONS 8.02(a), (c),
(e) OR (f) shall be limited to the amount of any Loss that remains after deducting therefrom (i) any insurance or other third party recoveries actually received by the Person seeking indemnification offsetting the amount of such Loss (net of cost of recovery and applicable taxes) and (ii) any recoveries actually received by such Person or any of its Affiliates pursuant to indemnification or otherwise with respect thereto (net of cost of recovery and applicable taxes). The Indemnified Parties shall seek full recovery under all insurance policies and similar agreements covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. In the event that any Indemnified Party receives any payment from a third party with respect to any Loss for which any such Indemnified Party has been indemnified hereunder, then the Purchaser shall promptly pay to the Sellers' Representative (on behalf of the Indemnifying Party(ies)) an amount equal to the amount of any such recovery (net of cost of recovery and applicable taxes). Any and all payments by the Indemnifying Parties pursuant to SECTION 8.02(a) or (c) shall be treated as adjustments to the Aggregate Purchase Price for Tax purposes and the Parties agree to act and file Tax Returns for all purposes consistent with such position.

(e) Notwithstanding anything to the contrary contained herein, if (i) Parent relies on a paragraph 88(1)(d) bump under the ITA in connection with the reorganization of the Company following the Closing and (ii) the paragraph 88(1)(d) bump is denied in whole or in part solely by virtue of a breach of the covenant of a Seller contained in SECTION 6.12, the Sellers, jointly and severally, shall indemnify the Indemnified Parties against and hold them harmless from any Canadian income tax liability of Parent, Purchaser or the Company suffered or incurred by any of them arising out of, or with respect to, directly or indirectly, such breach the covenant of such Seller contained in
SECTION 6.12; provided, however, that the aggregate liability for indemnification and indemnification obligation of the Sellers to the Indemnified Parties pursuant to this SECTION 8.02(e) shall be limited to the lesser of (i) US$6,500,000, and (ii) the amount then in the Indemnity Escrow Fund; and provided further, that the Parties acknowledge and agree that none of the following shall result, directly or indirectly, in any liability for indemnification or indemnification obligation of the Sellers to the Indemnified Parties pursuant to this SECTION 8.02(e): (A) any actions taken by or at the request of the Parent or any of its Affiliates or subsidiaries, or (B) the purchase, sale, ownership or holding of any Parent Securities by any Seller or any other Person prior to the date hereof or prior to the Closing as disclosed in SECTION 8.02(e) of the DISCLOSURE SCHEDULE.

(f) Notwithstanding anything to the contrary contained herein, in addition to the indemnity provided under SECTION 8.02(a), each of Gerry Smith, Randy Remme and Paul Lupinacci (collectively, the "MANAGEMENT SELLERS") agrees to indemnify the Indemnified Parties against and hold them harmless, on pro rata basis, from all Losses suffered or incurred by any of them arising out of, or with respect to, directly or indirectly, any breach or inaccuracy of the representation or warranty of the Company contained in SECTION 4.04; provided, however, that the Management Sellers shall only be obliged to indemnify the Indemnifying Parties under this SECTION 8.02(f) to the extent that, and in the amount by which, the Losses exceed the Indemnity Escrow Fund, if any; and provided further, that the aggregate liability for indemnification and indemnification obligation of the Sellers to the Indemnifying Parties pursuant to this SECTION 8.02(f) shall be limited to 75% of the Aggregate Per Seller Purchase Price paid to the Management Sellers at Closing;

(g) For greater certainty, the Parties acknowledge and agree that the remedies of the Indemnified Parties under this SECTION 8.02 shall be the exclusive remedies of the Indemnified Parties against the Indemnifying Parties.

SECTION 8.03. INDEMNIFICATION PROCEDURES An Indemnified Party shall give the Indemnifying Parties under SECTION 8.02 prompt written notice in accordance with
SECTION 10.02 of any claim, assertion, event or proceeding by or in respect of which such Indemnified Party is requesting indemnification hereunder. Until such time as the Indemnifying Parties acknowledge in writing their obligations to indemnify the Indemnified Party against any Losses (subject to the limitations contained in this ARTICLE VIII) that may result from such claim, assertion, event or proceeding, the Indemnified Party shall have the right to direct, through counsel of its own choosing the defense or settlement of any claim or proceeding the subject of indemnification hereunder at its own expense, which expenses shall be treated as Losses for purposes of SECTION 8.02. At such time as the Indemnifying Parties acknowledge in writing their obligations to indemnify the Indemnified Party against any Losses that may result from such claim, assertion, event or proceeding, the Indemnifying Party shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder at the expense of the Indemnifying Parties. If the Indemnifying Parties elect to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. If the Indemnified Party reasonably concludes (based on the advice of counsel) that there are legal defenses available to it which are different or additional defenses conflict with those of the Indemnifying Parties, the Indemnified Party may employ its own counsel at the expense of the Indemnifying Parties, it being understood that the Indemnifying Parties shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of attorneys acting as local counsel). The Indemnified Party shall provide the Indemnifying Parties with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Parties in the defense or settlement thereof, and the Indemnifying Parties shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Parties elect to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties consent in writing to such payment or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Parties is entered against the Indemnified Party for such liability. No settlement in respect of any third-party claim may be effected by the Indemnifying Parties without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld. If the Indemnifying Parties shall fail to undertake any such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties' expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this SECTION 8.03 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding in the event the Indemnifying Parties agree to assume liability for any Losses (subject to the limitations contained in this ARTICLE VIII) arising from such claim or proceeding. All notices required to be sent by the Indemnified Party to any of the Indemnifying Parties, all notices required to be sent by such Indemnifying Party to the Indemnified Party and all decisions or actions required to be taken by any of the Indemnifying Parties shall be sent to, sent by and taken by the Sellers' Representative on behalf of any such Indemnifying Party.

SECTION 8.04. DISTRIBUTIONS FROM THE INDEMNITY ESCROW FUND Distributions from the Indemnity Escrow Fund shall be made pursuant to the Escrow Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. TERMINATION This Agreement may be terminated at any time prior to the Closing:

(a) by either the Company or the Purchaser if the Closing shall not have occurred by June 1, 2004; provided, however, that the right to terminate this Agreement under this SECTION 9.01(a) shall not be available to (i) the Company if its or any of the Sellers' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date or (ii) the Purchaser if Parent's or the Purchaser's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by the Company if Parent or the Purchaser shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in ARTICLE VII, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Purchaser specifying such breach;

(c) by the Purchaser if any of the Sellers or the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in ARTICLE VII, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Purchaser to such breaching Party and the Company specifying such breach;

(d) by either the Purchaser or the Company if there shall be any Governmental Order that is final and non-appealable preventing the consummation of the transactions contemplated by this

Agreement and the Escrow Agreement; provided, however, that the right to terminate this Agreement under this SECTION 9.01(d) shall not be available to
(i) the Company if its or any of the Sellers' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such Governmental Order or (ii) the Purchaser if Parent's or the Purchaser's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such Governmental Order; or

(e)   by the mutual written consent of the Company and the Purchaser.

SECTION 9.02. EFFECT OF TERMINATION In the event of termination of this Agreement as provided in SECTION 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except (a) that the provisions of ARTICLE X shall survive such termination and (b) that nothing herein shall relieve any Party from liability for any breach of this Agreement.

SECTION 9.03. AMENDMENT This Agreement may not be amended or modified except (a) by an instrument in writing signed by the Parties, if on or prior to the Closing, or by the Purchaser, on the one hand, and the Sellers' Representative, on the other hand, if following the Closing, or (b) by a waiver in accordance with SECTION 9.04.

SECTION 9.04. WAIVER The Parent and the Purchaser and (following the Closing) the Company, on the one hand, and the Sellers and (prior to the Closing) the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant hereto or (c) waive compliance with any of the agreements of the other Parties or conditions to such Parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed, on the one hand, by the Purchaser and, on the other hand, by the Company, if prior to the Closing, or by the Sellers' Representative, if following the Closing. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. EXPENSES Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.02. NOTICES All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this SECTION 10.02):

            (a) if to the Sellers, to the address of the Sellers provided in SCHEDULE B to this Agreement.

            (b) (i) if to the Company, and on or prior to the Closing:

                    Changepoint Corporation
                    30 Leek Cres. 4th Floor
                    Richmond Hill, Ontario
                    L4B 4N4

                    Telecopy: 905-886-7023
                    Attention: President

                    with a copy to:

                    Wildeboer Rand Thomson Apps & Dellelce, LLP
                    Suite 810, Box 4
                    1 First Canadian Place
                    Toronto, Ontario
                    M5X 1A9

                    Telecopy: 416-361-1790
                    Attention: Perry Dellelce

                    (ii) if to the Company, and after the Closing:

                    c/o Compuware Corporation
                    One Campus Martius
                    Detroit, MI 48226-5099
                    Telecopy: 313-227-7690
                    Attention: Chief Executive Officer

                    with a copy to:

            (c) if to the Parent:

                    Compuware Corporation
                    One Campus Martius
                    Detroit, MI 48226-5099
                    Telecopy: 313-227-7690
                    Attention: Chief Executive Officer
                    with a copy to: General Counsel

            (d) if to the Purchaser:

                    c/o Compuware Corporation
                    One Campus Martius
                    Detroit, MI 48226-5099
                    Telecopy: 313-227-7690
                    Attention: Chief Executive Officer

                    with a copy to: General Counsel

SECTION 10.03. PUBLIC ANNOUNCEMENTS None of the Sellers or the Company shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior consent of the Purchaser (which consent shall not be unreasonably withheld), and neither Parent nor the Purchaser shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior consent of the Company (which consent shall not be unreasonably withheld), except as required under applicable securities laws and in each case the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 10.04. SEVERABILITY If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 10.05. ENTIRE AGREEMENT This Agreement and the Escrow Agreement and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

SECTION 10.06. ASSIGNMENT This Agreement may not be assigned by operation of law or otherwise without the express written consent of Parties (which consent may be granted or withheld in the sole discretion of such Parties); provided, however, that Parent or the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more of its Affiliates without the consent of the Sellers or the Company; provided, however, that no such assignment shall relieve Parent or the Purchaser (as the case may be) of its obligations hereunder if such assignee does not perform such obligations.

SECTION 10.07. NO THIRD PARTY BENEFICIARIES Except for the provisions of SECTION
6.15 and ARTICLE VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Company or any Company Subsidiary, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 10.08. GOVERNING LAW This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario applicable to contracts executed in and to be performed in that Province. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any court sitting in Toronto, Ontario. The Parties hereby (a) submit to the exclusive jurisdiction of the Supreme Court of the Province of Ontario for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by the above-named court.

SECTION 10.09. WAIVER OF JURY TRIAL Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this SECTION 10.09.

SECTION 10.10. SELLERS' REPRESENTATIVE For the purpose of administering efficiently the rights and obligations of the Sellers under this Agreement and the Escrow Agreement and any defense or settlement of any Claim for which the Sellers may be required to indemnify the Indemnified Parties hereunder, each of the Sellers hereby appoints the Seller Representative to act as its true and lawful agent and attorney, in its name and on its behalf, for such purpose, with full power of substitution, and the Seller Representative hereby accept such appointment. Any disbursements of monies to the Sellers by the Sellers' Representative pursuant to this Agreement or the Escrow Agreement shall be made to the Sellers on a pro rata basis in accordance with the allocations described in SCHEDULE 2.02. The Sellers' Representative may at any time following the Closing resign by giving 10 Business Days' prior written notice of resignation to the Sellers and the Purchaser. Sellers who, immediately prior to Closing, held more than 50% of the issued and outstanding Shares may remove the Sellers' Representative by giving 10 Business Days written notice to the Sellers' Representative and the Purchaser. If the Sellers' Representative shall resign or be removed by the Sellers, a successor Sellers' Representative shall be appointed by written instrument executed by the Sellers who, immediately prior to

Closing, held more than 50% of the issued and outstanding Shares and delivered to the Purchaser and, thereupon, the resignation or removal of the predecessor Sellers' Representative shall become effective.

SECTION 10.11. HEADINGS The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.12. COUNTERPARTS This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the Sellers, the Company, Parent and the Purchaser have duly executed or caused this Agreement to be executed as of the date first hereinbefore written, as applicable, by their respective officers thereunto duly authorized, as applicable.

                           NATCAN INVESTMENT MANAGEMENT INC.
                           AS AGENT FOR THE ALTAMIRA EQUITY FUND

                           Per: /s/ Bill Onslow
                                -------------------------------

                           NATCAN INVESTMENT MANAGEMENT INC.
                           AS AGENT FOR THE ALTAMIRA SCIENCE & TECHNOLOGY FUND

                           Per: /s/ Reza Samahin
                                -------------------------------

                           NATCAN INVESTMENT MANAGEMENT INC.
                           AS AGENT FOR THE ALTAMIRA e-BUSINESS FUND

                           Per: /s/ Reza Samahin
                                -------------------------------

/s/ Kimberly Reale         /s/ Bernard Goldsmith
---------------------      ------------------------------------
WITNESS:                   BERNARD GOLDSMITH

                           C.A. DELANEY CAPITAL MANAGEMENT LTD.

                           Per: /s/ Lynn Miller
                                -------------------------------

/s/ Joseph Richardson      /s/ Chris Rusch
---------------------      ------------------------------------
WITNESS:                   CHRIS RUSCH

                           THE RUSCH FAMILY TRUST

                           Per: /s/ Chris Rusch
                                -------------------------------

/s/ Randy Remme            /s/ Chuck Tatham
---------------------      ------------------------------------
WITNESS:                   CHUCK TATHAM

                           THE TATHAM FAMILY TRUST

                           Per: /s/ Chuck Tatham
                                -------------------------------

/s/ Kimberly Reale         /s/ Daphne Kennedy
---------------------      ------------------------------------
WITNESS:                   DAPHNE KENNEDY

/s/ Kimberly Reale         /s/ David Goldsmith
---------------------      ------------------------------------
WITNESS:                   DAVID GOLDSMITH

/s/ Patty C. Wetmore       /s/ David C. Wetmore
---------------------      ------------------------------------
WITNESS:                   DAVID WETMORE

/s/ Lynne Capozzi          /s/ Don Bulens
---------------------      ------------------------------------
WITNESS:                   DON BULENS

                           DYNAMIC MUTUAL FUNDS

                           Per: /s/ Rohit Sehgal
                                -------------------------------

/s/ Sean Mahoney           /s/ Emily Ann Wetmore
---------------------      ------------------------------------
WITNESS:                   EMILY ANN WETMORE

/s/ Chuck Tatham           /s/ Gerry Smith
---------------------      ------------------------------------
WITNESS:                   GERRY SMITH

                           GERRY SMITH FAMILY TRUST

                           Per: /s/ Gerry Smith
                                -------------------------------

                           1359290 ONTARIO LTD.

                           Per: /s/ Gerry Smith
                                -------------------------------

                           GMP SECURITIES LTD. (FORMERLY GRIFFITHS
                           MCBURNEY & PARTNERS)

                           Per: /s/ Lorne Sugarman
                                -------------------------------

/s/ Carolyn Sigmon         /s/ James R. Bensman
---------------------      ------------------------------------
WITNESS:                   JAMES R. BENSMAN

/s/ Kelly P. Schmidt       /s/ James Rutherford
---------------------      ------------------------------------
WITNESS:                   JAMES RUTHERFORD

                           THE BUSINESS ENGINEERING, SCIENCE &
                           TECHNOLOGIES DISCOVERY FUND INC.

                           Per: /s/ John Richardson
                               --------------------------------

                           JMI EQUITY FUND (BARBADOS) SRL

                           Per: /s/ Elizabeth Toner
                                -------------------------------

                           JMI SERVICES, INC.

                           Per: /s/ Elizabeth Toner
                               --------------------------------

                           /s/ John Burton
---------------------      ------------------------------------
WITNESS:                   JOHN BURTON

                           GUNDYCO IN TRUST FOR MICHAEL SLAUNWHITE

                           Per: /s/ Michael Slaunwhite
                                -------------------------------

---------------------      ------------------------------------
WITNESS:                   MICHAEL SULLIVAN

/s/ Kaison Khammonivong    /s/ Molly Elaine Wetmore
---------------------      ------------------------------------
WITNESS:                   MOLLY ELAINE WETMORE

                           /s/ Michael Slaunwhite
---------------------      ------------------------------------
WITNESS:                   MICHAEL SLAUNWHITE

/s/ Chuck Tatham           /s/ Neil Dorney
---------------------      ------------------------------------
WITNESS:                   NEIL DORNEY

                           NINE MILE CREEK HOLDINGS LIMITED

                           Per: /s/ authorized signature
                               --------------------------------

/s/ Steven Kelman          /s/ Paul Edwards
---------------------      ------------------------------------
WITNESS:                   PAUL EDWARDS

                           PAUL EDWARDS FAMILY TRUST

                           Per: /s/ Paul Edwards
                                -------------------------------

                           1359292 ONTARIO LTD.

                           Per: /s/ Paul Edwards
                                -------------------------------

/s/ Gerry Smith            /s/ Paul Lupinacci
---------------------      ------------------------------------
WITNESS:                   PAUL LUPINACCI

                           PAUL LUPINACCI FAMILY TRUST

                           Per: /s/ Paul Lupinacci
                                -------------------------------
                           1359288 ONTARIO LTD.

                           Per: /s/ Paul Lupinacci
                                -------------------------------

                           /s/ Peter Brennan
---------------------      ------------------------------------
WITNESS:                   PETER BRENNAN

/s/ Rick Moreau            /s/ Peter Longfield
---------------------      ------------------------------------
WITNESS:                   PETER LONGFIELD

                           PROTEGE VIRTUAL MANAGEMENT LIMITED

                           Per: /s/ Larry Levy
                               --------------------------------~-

/s/ Paul Lupinacci         /s/ Randy Remme
---------------------      ------------------------------------
WITNESS:                   RANDY REMME

                           RANDY REMME FAMILY TRUST

                           Per: /s/ Randy Remme
                                -------------------------------
                           1359293 ONTARIO LTD.

                           Per: /s/ Randy Remme
                                -------------------------------

                           RBC DOMINION SECURITIES ACCT 475-80050-21
                           (CASURINA LIMITED PARTNERSHIP)

                           Per: /s/ Tom McCahon
                               --------------------------------

/s/ Domenic Bucciarelli    /s/ Rich Moreau
---------------------      ------------------------------------
WITNESS:                   RICH MOREAU

                           THE MOREAU FAMILY TRUST

                           Per: /s/ Rich Moreau
                                -------------------------------

                           ROYAL TRUST CORP OF CANADA IN TRUST FOR
                           TRIMARK DISCOVERY FUND

                           Per: /s/ Susan Han
                               --------------------------------

                           COVINGTON CAPITAL CORPORATION AS
                           AGENT FOR TRIAX GROWTH FUND INC.

                           Per: /s/ P.R. Redden
                                -------------------------------

                           /s/ Sarah Harrelson
---------------------      ------------------------------------
WITNESS:                   SARAH HARRELSON

                           THE VENGROWTH II INVESTMENT FUND INC.

                           Per: /s/ Dave Ferguson
                               --------------------------------

                           THE VENGROWTH INVESTMENT FUND INC.

                           Per: /s/ Dave Ferguson
                               --------------------------------

                           XDL CHANGEPOINT HOLDINGS INC.

                           Per: /s/ David Latner
                               --------------------------------

                           XDL INTERVEST (EF) LIMITED PARTNERSHIP
                           BY ITS G.P. XDL INTERVEST EF GP INC.

                           Per: /s/ David Latner
                               --------------------------------

                           XDL INTERVEST (USA) LIMITED PARTNERSHIP
                           BY ITS G.P. XDL INTERVEST USA GP INC.

                           Per: /s/ David Latner
                               --------------------------------

                           XDL INTERVEST LIMITED PARTNERSHIP
                           BY ITS G.P. XDL INTERVEST GP INC.

                           Per: /s/ David Latner
                               --------------------------------

                           COMPUWARE CORPORATION

                           Per: /s/ Laura Fournier
                                -------------------------------

                           3087769 NOVA SCOTIA COMPANY

                           Per: /s/ Laura Fournier
                                -------------------------------

                           CHANGEPOINT CORPORATION

                           Per: /s/ Gerry Smith
                               --------------------------------